As filed with the Securities and Exchange Commission on May 10, 2005


                                                     Registration No. 333-117126
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 1


                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               PRACTICEXPERT, INC.
                (Name of registrant as specified in its charter)

                Nevada                              7389                             87-0622329
     (State or Other Jurisdiction            (Primary Standard                   (I.R.S. Employer
   of Incorporation or Organization)     Industrial Classification              Identification No.)
                                               Code Number)



          10833 Washington Boulevard                10833 Washington Boulevard                Michael Manahan
          Culver City, California 90232            Culver City, California 90232            PracticeXpert, Inc.
               (310) 815-3500                                                           10833 Washington Boulevard
                                                                                       Culver City, California 90232
                                                                                               (310) 815-3500


          (Address and telephone number           (Address of principal place of       (Name, address, and telephone
          Of principal executive offices)          business or intended place of        number of agent for service)
                                                             business)

                                   Copies to:


                            Michael H. Hoffman, Esq.
                     Law Offices of Michael H. Hoffman, P.A.
                               854 NE 78th Street
                            Boca Raton, Florida 33487
                            Telephone: (786) 280-7575
                            Facsimile: (425) 675-8397


Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


================================================================================

                         PROSPECTUS, DATED MAY 10, 2005


                               PRACTICEXPERT, INC.

                       105,970,290 Shares of Common Stock



This prospectus is part of a registration statement of PracticeXpert, Inc. filed with the Securities and Exchange Commission in connection with a private placement of our Common Stock completed on April 28, 2004. This prospectus relates to the offer and sale, from time to time, of up to 53,314,795 shares of our common stock held by the selling shareholders beginning on page 13 of this prospectus, and up to 48,658,347 shares of common stock issuable to them upon exercise of warrants. We will not receive any of the proceeds from sales by the selling shareholders of common stock.


This prospectus also relates to the issuance of an aggregate of 3,997,148 shares of common stock underlying warrants issued to our placement agent, H.C. Wainwright & Co. Inc., and its designees. The placement agent warrants for 1,998,574 shares have an exercise price of $0.12 per share and the remaining placement agent warrants for 1,998,574 shares have an exercise price of $0.30 per share.


For a description of the plan of distribution of the shares, see page 18 of this prospectus.

Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "PXPT". On May 9, 2005, the last reported sale price of our common stock was $0.09 per share.

       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.
               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

We may not sell these securities unless the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




The date of this prospectus is May 10, 2005.

                                Table of Contents

                                                                               PAGE
                                                                               ----
PROSPECTUS SUMMARY..............................................................    1
RISK FACTORS....................................................................    5
FORWARD-LOOKING STATEMENTS......................................................   12
SELLING STOCKHOLDERS............................................................   13
USE OF PROCEEDS.................................................................   18
DETERMINATION OF OFFERING PRICE.................................................   18
DIVIDENT POLICY.................................................................   18
PLAN OF DISTRIBUTION............................................................   18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS .....................................................................   20
DESCRIPTION OF BUSINESS.........................................................   24
MANAGEMENT......................................................................   31
EXECUTIVE COMPENSATION..........................................................   32
DESCRIPTION OF PROPERTY.........................................................   35
LEGAL PROCEEDINGS...............................................................   35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................   36
DESCRIPTION OF SECURITIES.......................................................   37
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES....   39
EXPERTS.........................................................................   40
LEGAL MATTERS...................................................................   40
AVAILABLE INFORMATION...........................................................   40
FINANCIAL STATEMENTS............................................................  F-1


As used in this prospectus, the terms "we", "us", "our", "the Company" and "PracticeXpert" mean PracticeXpert, Inc., a Nevada corporation. The term "selling shareholder" means selling shareholders of PracticeXpert (all of whom are identified in this Registration Statement) all of which are offering to sell their shares of PracticeXpert common stock which are being registered through this prospectus and the term "shares" means the shares of common stock registered by us through this prospectus.

The information in this prospectus is qualified in its entirety by reference to the entire prospectus. Consequently, this prospectus, which is contained as part of this registration statement, must be read in its entirety. This is especially important in light of material subsequent events disclosed. Information may not be considered or quoted out of context or without referencing other information contained in this report necessary to make the information considered, not misleading.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof.

                               PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   OUR COMPANY


PracticeXpert, Inc., a Nevada corporation, is a healthcare services and technology company, which is in the business of providing "turn-key" administrative services to our clients, as well as developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. We were incorporated under the name Engineering Services, Inc., on July 13, 1984. Since then, we have undergone a series of corporate name changes by amending our articles of incorporation, and discontinued a number of our businesses. On November 27, 2000, we changed our name to Thaon Communications, Inc., and, subsequently, acquired and commenced certain media and communications businesses, all of which were discontinued or sold. On July 9, 2003, we changed our name to PracticeXpert, Inc.

Prior to our name change to PracticeXpert, Inc., on April 11, 2003, we entered into a stock purchase agreement with Practice Xpert Services Corp., a California corporation. Pursuant to this agreement, we purchased 92% of the outstanding shares of capital stock of Practice Xpert Services Corp. The shareholders of Practice Xpert Services Corp. received 7,670,596 shares of our common stock and 1,845,000 shares of our Series C Preferred Stock, constituting 72.75% of our voting securities. As a condition thereto, our existing officers resigned and our board of directors appointed the executive officers of Practice Xpert Services Corp. to serve as our executive management team.

On June 27, 2003, we entered into a stock purchase agreement for the sale of all of the outstanding shares of capital stock of Clover, Inc., one of our wholly-owned subsidiaries, to one of our former directors, in exchange for the repurchase by us of 100,000 shares of our common stock from such director. Clover was an operating subsidiary of one of our predecessor businesses.

On September 30, 2003, we purchased the remaining eight percent (8%) of the issued and outstanding shares of capital stock of Practice Xpert Services Corp. by issuing 472,860 shares of our common stock and 111,736 shares of our Series C Preferred Stock to the shareholders of Practice Xpert Services Corp. As a result thereof, we own all of issued and outstanding shares of capital stock of Practice Xpert Services Corp.

On April 28, 2004, we raised $5.8 million from investors pursuant to the sale of shares of our common stock and warrants to purchase shares of common stock in an offering exempt from the registration requirements under the Securities Act of 1933, as amended. This transaction was immediately followed by the filing with the Securities and Exchange Commission of a Form SB-2 Registration Statement, which includes this prospectus, to register such shares of common stock and common stock underlying warrants in a public offering. The Form SB-2 Registration Statement was declared effective by the Securities and Exchange Commission on August 13, 2004. Such investors purchased 48,333,347 shares of our common stock at a price of $0.12 per share, and five-year warrants to purchase 48,333,347 shares of common stock at an exercise price of $0.30 per share. H.C. Wainwright & Co. Inc., a Wall Street investment banking firm, acted as the placement agent in connection with the foregoing. H.C. Wainwright & Co. Inc., and its designees, received warrants to purchase 9,666,668 shares of our common stock, as an investment banking fee and certain cash consideration for the services provided to us.

On April 29, 2004, we completed the acquisition of Cancer Care Network, Inc., located in Oklahoma City, Oklahoma, which specializes in radiation and medical oncology billing and management for a purchase price of $5,500,000. The purchase price consisted of a lump sum cash payment of $4,100,000, the issuance of $500,000 in shares of common stock, subject to an increased adjustment on the first and second anniversary date of the closing, and the issuance of a promissory note for $900,000, which has been repaid in full.

On September 1, 2004, we disposed of Healthcare Billing Solutions, Inc., by agreeing to mutually rescind the stock purchase agreement entered into previously with the seller. The operating results from Healthcare Billing Solutions, Inc. are presented separately in our financial statements under "Loss on disposal of subsidiary, net".

On January 3, 2005, we acquired Physicians Informatics, Inc., doing business as PracticeOne, a provider of practice management and clinical management solutions, including outsourced medical billing and administrative services, as well as proprietary practice and clinical management software. Under the terms of our agreement, we issued to the shareholders of PracticeOne 12,500,000 shares of our common stock, and assumed a $4 million promissory note payable to its majority shareholder. Additional purchase price consideration is payable to the shareholders as an earn-out based upon PracticeOne's results of operations subsequent to the closing. Furthermore, such majority shareholder has guaranteed a revolving credit facility between PracticeOne and a major financial institution that will provide us an additional $2,000,000 in borrowing capacity for any potential future corporate acquisitions, as determined by our Board of Directors.

Our principal place of business is located at 10833 Washington Boulevard, Culver City, California, 90232 and our telephone number at that address is (310) 815-3500.

                                  THE OFFERING

--------------------------------------------------------------------------------
TOTAL COMMON STOCK OFFERED                                           105,970,290
--------------------------------------------------------------------------------
COMMON STOCK                                                          53,314,795
--------------------------------------------------------------------------------
COMMON STOCK UNDERLYING WARRANTS                                      48,658,347
--------------------------------------------------------------------------------
COMMON STOCK UNDERLYING PLACEMENT AGENT WARRANTS                       3,997,148
--------------------------------------------------------------------------------
OFFERING PRICE OF THE COMMON STOCK                                  $ 13,328,699
--------------------------------------------------------------------------------
OFFERING PRICE OF THE COMMON STOCK ISSUABLE                         $ 12,164,587
UPON EXERCISE OF THE WARRANTS
--------------------------------------------------------------------------------
OFFERING PRICE OF THE COMMON STOCK ISSUABLE                         $    999,287
UPON EXERCISE OF THE PLACEMENT AGENT WARRANTS
--------------------------------------------------------------------------------
COMMON STOCK OUTSTANDING BEFORE THE OFFERING (1)                     129,938,872
--------------------------------------------------------------------------------
COMMON STOCK OUTSTANDING AFTER THE OFFERING (2)                      182,594,367
--------------------------------------------------------------------------------
OTC Bulletin Board Symbol                                                   PXPT
--------------------------------------------------------------------------------

----------

(1)   Based on shares outstanding as of March 22, 2005.

(2) Assumes the exercise in full of all outstanding warrants, including the warrants issued to our placement agent, H.C. Wainwright & Co. Inc., and its designees.


USE OF PROCEEDS

We will use the net proceeds, if any, from the sale of our common stock issuable upon exercise of the warrants and the placement agent warrants for working capital and general corporate purposes. We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling shareholders. See "Use of Proceeds."

RISK FACTORS

The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors".

DIVIDEND POLICY

We have not declared a cash dividend on our Common Stock in the last two fiscal years and we do not anticipate the payment of future dividends. We may not pay dividends on our Common Stock without first paying dividends on our Preferred Stock. There are no other restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable state law.

OVER-THE-COUNTER BULLETIN BOARD SYMBOL:              PXPT

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.

                           STATEMENT OF OPERATION DATA


                                                The Year Ended          The Year Ended
                                               December 31, 2004    December 31, 2003
                                                   (Audited)            (Audited)
Revenues                                          $ 11,096,512         $  3,379,258
Operating Expenses                                  15,040,965            5,812,756
Loss from Operations                                (3,944,453)          (2,433,498)
Non-operating Expenses                                (182,755)             (52,536)
Gain (loss) on Disposal of Subsidiaries                (66,590)           3,433,069
Net Income (Loss)                                   (4,199,398)             944,635
Dividend Requirement for Preferred Stock               (63,740)            (321,221)
Net Income (Loss) to Common Shareholders            (4,263,138)             623,414
Net Income (Loss) per Share - basic                      (0.05)                0.07
Net Income (Loss) per Share - diluted             $      (0.05)        $       0.01

                               BALANCE SHEET DATA

                                                 December 31, 2004    December 31, 2003
                                                     (Audited)            (Audited)
Cash and Cash Equivalents                           $    381,403         $     71,017
Accounts Receivable, net                               1,666,782              333,999
Prepaid Expenses                                          22,045              104,854
Other Current Assets                                      89,232                  618
                                                    ------------         ------------
   Total Current Assets                                2,159,462              510,488

Property and Equipment, net                              158,276              184,071
Deposits                                                  19,856                7,235
Software, net                                               --                398,365
Client Lists, net                                      5,252,784            1,724,559
                                                    ------------         ------------
                                                    $  7,806,999         $  2,824,718
                                                    ============         ============
Accounts Payable & Accrued Expenses                 $  2,625,170         $    747,566
Notes Payable, Related Parties                           194.116              162,924
Notes Payable                                            323,153              276,349
Advances                                                 422,781              422,781
Other Current Liabilities                                326,133              180,275
Dividends Payable                                         15,306              728,884
                                                    ------------         ------------
   Total Current Liabilities                           3,906,659            2,518,779
Notes Payable, Related Parties - Long Term               140,740              253,616
Notes Payable, Long Term                                 320,000               19,234
Convertible Note                                            --                500,000
Equity                                                15,337,050            7,167,401
Accumulated Deficit                                  (11,897,450)          (7,634,312)
Stockholders' Equity (Deficit)                         3,439,600             (466,911)
                                                    ------------         ------------
                                                    $  7,806,999         $  2,824,718
                                                    ============         ============

                                  RISK FACTORS

THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT IN US. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION IN THIS PROSPECTUS.

CERTAIN IMPORTANT FACTORS MAY AFFECT OUR ACTUAL RESULTS AND COULD CAUSE THOSE RESULTS TO DIFFER SIGNIFICANTLY FROM ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS OR OTHERWISE MADE BY US OR ON OUR BEHALF. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT SHOULD BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "MAY," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVES OF THOSE WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS AS TO OUR INTENT, BELIEF OR EXPECTATIONS. THESE FORWARD-LOOKING
STATEMENTS ARE SUBJECT TO THE RISKS DETAILED BELOW OR ELSEWHERE IN THIS PROSPECTUS, OR DETAILED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS" ON PAGE 16.

INVESTORS SHOULD ASSUME THAT, EVEN IF NOT SPECIFICALLY STATED WITHIN THIS DOCUMENT, IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZE, OUR BUSINESS,
FINANCIAL CONDITION OR RESULTS OF FUTURE OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

Risks related to our business

We have historically lost money and losses may continue in the future.


We have a history of losses. We had an accumulated deficit of $11,897,450 as of December 31, 2004. Since our inception, we have incurred operating losses and net losses both on an annual and quarterly basis. In 2003, we had a loss from continuing operations of $2,488,434. In 2004, we had a loss from continuing operations of $4,132,808. We expect to incur operating losses and net losses in 2005, and we may not achieve profitability for the foreseeable future. The losses have adversely affected our liquidity. No assurances can be given that we will be successful in reaching or maintaining profitable operations. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.


We may need to raise additional capital to finance operations.

We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowing from third parties and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

We have been the subject of a going concern opinion from our independent auditors, which means that, in the opinion of our independent auditors, we may not be able to continue operations unless we obtain additional funding.

Our independent auditors have added in their audit report for December 31, 2004, a going concern statement. In the opinion of our independent auditors, our ability to continue as a going concern depends on our ability to obtain additional financing. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our common stock is deemed to be a "Penny Stock", which could make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be a "penny stock", as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:


(1)   With a price of less than $5.00 per share;


(2)   That are not traded on a "recognized" national exchange;


(3) Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

(4) In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. When our stock becomes subject to these requirements, the requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We could fail to attract or retain key personnel which could cause time away from operations to recruit and train replacements.


Our success largely depends on the efforts and abilities of our key executives and consultants, including Jonathan Doctor, our CEO and President; Michael Manahan, our Chief Financial Officer; and Zima Hartz, our Executive Vice President. The loss of the services of Messrs. Doctor, Manahan or Hartz could materially harm our business, because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We hold "Key Man" life insurance on one of our executive officers, Mr. Hartz, in the amount of $500,000. We do not presently maintain a key-man life insurance policy on Messrs. Doctor or Manahan.


We may be unable to manage growth which could prevent our business from growing.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

(1)   Implement changes in certain aspects of our business;

(2) Enhance our information systems and operations to respond to increased demand;

(3) Attract and retain qualified personnel; and develop, train and manage an increasing number of management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.


We have a limited operating history as a healthcare services and technology company.


In July 2003, we changed our company name from Thaon Communications, Inc. to PracticeXpert, Inc. and changed our primary business activities to become a healthcare services and technology company. We, therefore, have a limited operating history upon which an evaluation of our Company and our prospects can be based. Our prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the new and evolving products and methods which we intend to develop and market, and the acceptance of our business model. We will be incurring costs to: (i) design, develop, manufacture and market our products;
(ii) to establish client relationships; and (iii) to build an organization. To the extent that such expenses are not subsequently followed by commensurate revenues, our business, results of operations and financial condition will be materially adversely affected. We, therefore, cannot insure that we will be able to immediately generate sufficient revenues. If cash generated by operations is insufficient to satisfy our liquidity, we may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to our stockholders. Our initial operations may not be profitable, since time will be required to build our business to the point that our revenues will be sufficient to cover our total operating costs and expenses. Our reaching a sufficient level of sales revenues will depend upon a large number of factors, including availability of sufficient working capital, the number of customers we are able to attract and the costs of our services.

Liquidity and working capital risks; Need for additional capital to finance growth and capital requirements.


We have had limited working capital and we are relying upon borrowed funds to operate. We may seek to raise capital from public or private equity or debt sources to provide working capital to meet our general and administrative costs until net revenues make the business self-sustaining. We cannot guarantee that we will be able to raise any such capital on terms acceptable to us or at all. Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding.


New business which could limit our ability to generate revenues and prevent our business from growing.

We are a new business and you should consider factors which could adversely affect our ability to generate revenues, which include, but are not limited to, maintenance of positive cash flow, which depends on our ability both to raise capital and to obtain additional financing as required, as well as the level of sales revenues.

Lack of independent directors which could prevent potential for conflicts of interest.

We cannot guarantee that our Board of Directors will have a majority of independent directors in the future. In the absence of a majority of independent directors, our executive officers, who are also principal stockholders and directors, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

Limitation of liability and indemnification of officers and directors.

Our officers and directors are required to exercise good faith and high integrity in our management affairs. Our Articles of Incorporation provide, however, that our officers and directors shall have no liability to our shareholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. Our Articles and By-Laws also provide for the indemnification by us of the officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate our business or conduct the internal affairs, provided that in connection with these activities they act in good faith and in a manner that they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. To further implement the permitted indemnification, we have entered into Employment Agreements with Messrs. Doctor, Hartz and Manahan that contain provisions regarding indemnification.

Unanticipated changes in our accounting policies may be required because of mandates by standards setting organizations and could have a material impact on our financial statements.


In the process of managing our business and reporting financial results, we rely on estimates and judgments made by management in the reporting and comparison of financial results. These judgments are based on the accounting standards in place at that time. Organizations that set accounting standards are continuously reviewing the methodology and application of standards previously set and adjusting them as they deem appropriate. In addition, new accounting standards may be formulated and released that could affect our reporting of actual results or outlook for anticipated future results. If these revised or new standards cause us to restate financial results from prior accounting periods, it could have a negative impact on our previously reported results. Similarly, if revised or new standards affect reporting of results in the current or future periods the comparison to prior results under the old accounting standards may not be favorable. You are urged to use caution in this area in light of the current focus by regulatory agencies on accounting standards.

Intense competition could damage our sales and profitability.


The outsourced physician services industry is highly competitive, rapidly evolving and subject to rapid technological change. Many of our competitors are significantly larger and have greater financial resources than we do and have established reputations for success in implementing healthcare electronic transaction processing systems. We compete with other medical billing and practice management services companies, both large and small, and with practice management software providers that sell their software to physician clients who would rather perform these business functions in-house as opposed to outsourcing. Other companies, including WebMD Corporation, Perot Systems, Shared Medical Systems, Per-Se Technologies and other healthcare related entities, have targeted this industry for growth, including the development of new technologies utilizing Internet-based systems. Competition is based upon the billing service company's relationship with its physician clients, pricing, quality of collections and coding, use of technology and the delivery of quality management services. Competition in the markets in which we offer our systems and services affects our ability to attract new clients and keep existing ones, hire quality employees and charge prices for our products and services that will maximize our profitability. While we believe that our ability to compete has been enhanced by our acquisitions, we cannot assure you that we will be able to compete successfully with these companies or that these or other competitors will not commercialize products, services or technologies that render our products, services or technologies obsolete or less marketable.


Proprietary technology protections may not be adequate and our proprietary rights may infringe on rights of third parties.

We rely on a combination of trade secret, patent, copyright and trademark laws, nondisclosure and other contractual provisions and technical measures to protect our proprietary rights in our products and processes. We cannot assure you that these protections will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. If third parties gain unauthorized access to our information systems, or if anyone misappropriates our proprietary information, this may have a material adverse effect on our business and results of operations.

Although we believe that our products and other proprietary rights do not infringe upon the proprietary rights of third parties, we cannot assure you that third parties will not assert infringement claims against us in the future. These claims, even if without merit, could subject us to costly litigation and could require the resources, time, and attention of our technical, legal, and management personnel to defend. Additionally, we may find it necessary to initiate litigation to protect our trade secrets, to enforce our patent, copyright and trademark rights, and to determine the scope and validity of the proprietary rights of others. Litigation expenses or any damage payments resulting from adverse determinations of third party claims could be significant and result in material losses to us. The failure to develop non-infringing technology or trade names, or to obtain a license on commercially reasonable terms, could adversely affect our operations and revenues.

Developments in the healthcare industry could adversely affect our business.

The healthcare industry is highly regulated and is subject to changing political, regulatory and other influences. These factors affect the purchasing practices and operations of healthcare organizations. In recent years, the healthcare industry, including the healthcare financing and reimbursement system, has changed significantly in an effort to reduce costs. These changes include increased use of managed care, cuts in Medicare and Medicaid payment and reimbursement levels, consolidation of pharmaceutical and medical-surgical supply distributors, and the development of large, sophisticated purchasing groups. We expect the healthcare industry to continue to change significantly in the future. Developments that result in a reduction of expenditures by clients or potential clients in the healthcare industry could have a material adverse effect on our business. General reductions in expenditures by healthcare industry participants could result from, among other things:

o government regulation or private initiatives that affect the manner in which healthcare providers interact with patients, payers or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

o     consolidation of healthcare industry participants;

o     reductions in governmental funding for healthcare; and

o     adverse changes in business or economic  conditions  affecting  healthcare
      payers   or   providers,    pharmaceutical   companies,   medical   device
      manufacturers or other healthcare industry participants.

Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending on information technology and services or in some or all of the specific segments of that market we serve or are planning to serve.

The healthcare industry has changed significantly in recent years and we expect that significant changes will continue to occur. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot provide assurance that the markets for our products and services will continue to exist at current levels or that we will have adequate technical, financial and marketing resources to react to changes in those markets.

We may lose clients or revenue due to consolidation in the healthcare industry.

Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, competition to provide products and services such as those we provide will become more intense, and the importance of establishing and maintaining relationships with key industry participants will become greater. We cannot predict the overall impact of consolidation in the healthcare industries, and it could have a material adverse effect on our business, financial condition and results of operations. These industry participants may try to use their market power to negotiate price reductions for our products and services. If we are forced to reduce our prices, our margins will decrease, unless we are able to achieve corresponding reductions in expenses.

Our business will suffer if we fail to successfully integrate into our business, the clients, products and technology of the companies we acquire.


Our future growth and profitability depends, in part, upon our continued expansion within the medical billing and practice management markets in which we currently operate, the further expansion of these markets, the emergence of other markets for electronic transaction processing and healthcare information services and our ability to penetrate these markets. We have undertaken several acquisitions in the past year as part of a business strategy to expand our business, and we may continue in the future to acquire businesses, assets, services, products and technologies from other persons or entities. The anticipated efficiencies and other benefits to be derived from these acquisitions and future acquisitions may not be realized if we are unable to successfully integrate the acquired businesses into our operations, including clients, personnel, product lines, and technology. We are in the process of continuing to integrate into our operations, the clients, products, personnel and technology of our recent acquisitions. There is no guarantee that we will be able to successfully integrate recently acquired businesses or any future acquired businesses into our operations. Integration of acquired businesses can be expensive, time consuming, and may strain our resources. Integration may divert management's focus and attention from other business concerns and expose us to unforeseen liabilities and risks. We may also lose key employees, strategic partners and clients to our competitors or the competitors of our clients and strategic partners as a result of our inability to successfully integrate in a timely matter the acquired businesses.

Developing and implementing new or updated products and services may take longer and cost more than expected.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our products and services. The cost of developing new healthcare information services and technology solutions is inherently difficult to estimate. Our development and implementation of proposed products and services may take longer than originally expected, require more testing than originally anticipated and require the acquisition of additional personnel and other resources. If we are unable to develop new or updated products and services on a timely basis and implement them without significant disruptions to the existing systems and processes of our clients, we may lose potential sales and harm our relationships with current or potential clients.

We do not anticipate paying cash dividends.

We have not paid any cash dividends on our capital stock and we anticipate that our future earnings, if any, will be retained for use in the business, or for other corporate purposes. It is not anticipated that any cash dividends on the common stock will be paid in the foreseeable future.

Risks related to this offering

Future sales by our stockholders may cause our stock price to decline and adversely affect our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering, or even the potential of such sale, could lower the market price of our common stock. The sale of shares of our common stock in the future may also have an adverse effect on the price of our common stock. If our stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, the market price of our common stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.


Of the 129,938,872 shares of common stock outstanding as of March 22, 2005, 42,053,807 are freely tradable without restriction. The remaining 87,885,065 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. Immediately following the effective date of this prospectus, the common stock will be freely tradable without restriction, unless held by our "affiliates."


Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, and all warrants are exercised, there will be an additional 52,655,495 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.


The exercise of outstanding stock options and warrants could result in substantial numbers of additional shares being issued, which will dilute your potential ownership interest and may cause our stock price to decline.

As of May 10, 2005, there were outstanding stock options and warrants to acquire an aggregate of approximately 69,487,060 shares of common stock. If exercised, these securities will dilute your percentage ownership of common stock. Certain of these securities, unlike our common stock, provide for anti-dilution protection upon the occurrence of stock splits, redemptions, mergers, reclassifications, reorganizations and other similar corporate transactions, and, in some cases, major corporate announcements. If one or more of these events occurs, the number of shares of common stock that may be acquired upon conversion or exercise would increase.

During the respective terms of the warrants, the holders thereof are given an opportunity to benefit from a rise in the market price of the common stock, with a resultant dilution of the interests of existing shareholders. The existence of these warrants could make it more difficult for us to obtain additional financing while such securities are outstanding.

Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop.

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

We may issue additional shares that could adversely affect the market price of our common stock.

Certain events over which you have no control could result in the issuance of additional shares of our common stock or preferred stock, which would dilute your ownership percentage in PracticeXpert and could adversely affect the market price of our common stock. We may issue additional shares of common stock or preferred stock for many reasons, including:

o     to raise additional capital or finance acquisitions;

o upon the exercise or conversion or an exchange of outstanding options, warrants and shares of convertible preferred stock;


o for the issuance of additional shares of common stock to the sellers of Cancer Care Network or other companies; or


o in lieu of cash payment of dividends or for services or settlement of claims.

In addition, the number of shares of common stock that we are required to issue in connection with our outstanding warrants may increase if certain anti-dilution events occur (such as, certain issuances of common stock, options and convertible securities).

The market price of our stock may be adversely affected by market volatility.

The market price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including:

o     potential acquisitions or divestitures;

o     developments with respect to patents or proprietary rights;

o     announcements of technological innovations by us or our competitors;

o announcements of new products, services, clients or new contracts by us or our competitors;

o economic developments in the healthcare or medical billing industries as a whole;

o actual or anticipated variations in our operating results due to the level of expenses and other factors;

o changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates;

o     new accounting standards;

o     general economic, political and market conditions and other factors; and


o     the occurrence of any of the risks described in these "Risk Factors."


In the past, following periods of volatility in the market price of the securities of companies in many industries, securities class action litigation has often been instituted against those companies. If we face such litigation in the future, it would result in substantial costs and a diversion of management attention and resources, which would negatively impact our business.

                           FORWARD-LOOKING STATEMENTS

                RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS


This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our ability to achieve adequate intellectual property protection for our future products and (f) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis and Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.


The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that that demand for our products and services will significantly increase, that our Chief Executive Officer and President, Chief Financial Officer and Executive Vice President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us, our clients and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly, and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative terms and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                              SELLING STOCKHOLDERS

The following table sets forth the number of shares owned, and/or issuable upon exercise of the warrants held, by each of the selling shareholders. Unless otherwise indicated below, none of the selling shareholders has held any position or office, or has otherwise had a material relationship, with us within the past three years other than as a result of the ownership of shares or other securities of PracticeXpert.


No estimate can be given as to the amount of shares that will be held by the selling shareholders after completion of this offering because the selling shareholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below. The table sets forth, to our knowledge, certain information about the selling shareholders as of May 9, 2005.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Shares of common stock issuable under warrants that are exercisable within 60 days of May 9, 2005 are deemed outstanding for purposes of computing the percentage ownership of the person holding the warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.


The terms of the warrants whose underlying shares of common stock are included for resale under this prospectus prohibit exercise of the warrants to the extent that exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 61 days' notice to us. Also this limitation does not preclude the holder from exercising the warrants and selling shares underlying the warrants in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amount. Notwithstanding anything to the contrary set forth in the preceding sentence, the foregoing limitations are not applicable to the warrants beneficially owned by Renn Capital Group, Inc. and Barron Partners LP.

The following table presents information regarding the selling stockholders:

----------------------------------------------------------------------------------------------------------------------------
                                                                                                      Percent of
                                                         Issuable Upon       Shares of Common     Outstanding Shares
                                Number of Shares of   Exercise of Common    Stock Beneficially    Beneficially Owned
     Selling Shareholder        Common Stock Owned      Stock Warrants           Owned (1)                (2)
----------------------------------------------------------------------------------------------------------------------------
Aaron Lehmann                               166,667              166,667              333,334                    *
Alchemy, LLC                                125,000              125,000              250,000                    *
Alvin Relph                                 416,667              416,667              833,334                    *
Barron Partners LP                       18,233,334           18,333,334           36,566,668                21.00%
Bristol Investment Fund, Ltd.             2,500,000            2,500,000            5,000,000                 2.94%
Burnham Hill Holdings, LLC                  362,500              362,500              725,000                    *
Chris Phillips                               83,334               83,334              166,668                    *
Daniel H. Schneiderman (3)                   28,526               25,150               53,676                    *
David O. Lindner                            150,000              150,000              300,000                    *
David Wiener Revocable                      150,000              150,000              300,000                    *
Trust-96
Edwin A. McGusty                            500,000              500,000            1,000,000                    *
Gene Salkind, MD                            300,000              300,000              600,000                    *
Harvey Bibicoff                             400,000              400,000              800,000                    *
Investor Relations Services,                150,000              150,000              300,000                    *
Inc.
J.A. Everett Superannuation                  49,834               49,834               99,668                    *
Fund
Jonathan Spencer & Joni                     100,000              100,000              200,000                    *
Spencer
Larry Hopfenspirger                         416,667              416,667              833,334                    *
Lon E. Bell                                 416,667              416,667              833,334                    *
Mark A. Quinn                               300,000              300,000              600,000                    *
Mark Capital LLC                            425,000              425,000              850,000                    *
Mathews & Associates, Inc                   208,334              208,334              416,668                    *
Matthew Balk (4)                            450,500              362,500              813,000                    *
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                                      Percent of
                                                         Issuable Upon       Shares of Common     Outstanding Shares
                                Number of Shares of   Exercise of Common    Stock Beneficially    Beneficially Owned
     Selling Shareholder        Common Stock Owned      Stock Warrants           Owned (1)                (2)
----------------------------------------------------------------------------------------------------------------------------
Matthew M. Hayden                           166,667              166,667              333,334                    *
Michael Loew                                300,000              300,000              600,000                    *
Michael Patrick Mulcahy                      49,850               49,850               99,700                    *
Mitchell Ratner                              83,334               83,334              166,668                    *
Nicholas Castronuovo, Jr                    300,000              300,000              600,000                    *
Northbar Capital Inc.                       208,334              208,334              416,668                    *
Peck Garnett Superannuation                 133,334              133,334              266,668                    *
Fund
Peter Levitch                               200,000              200,000              400,000                    *
Richard Molinsky                            533,334              533,334            1,066,668                    *
Richard Reiss                               300,000              300,000              600,000                    *
Robert A. Melnick                           200,000              200,000              400,000                    *
Robert H. Wilson                            208,334              208,334              416,668                    *
Robert J. Neborsky MD &                     208,334              208,334              416,668                    *
Sanda S. Neborsky JTWROS
Robert J. Neborsky MD., Inc,
Combination Retirement
Trust,                                       33,334               33,334               66,668                    *
Tax-ID 33-6004353
Scott J. Strommen                           416,667              416,667              833,334                    *
Scott W. Phillips                            83,334               83,334              166,668                    *
Shai Stern                                  208,334              208,334              416,668                    *
Spitsbergen Pty LTD                         199,834              199,834              399,668                    *
TEK Investments                             166,667              166,667              333,334                    *
The Frost National Bank, FBO
BFS US Special Opportunities
Trust PLC, Trust # W00118000 (5)          4,166,667            4,166,667            8,333,334                 4.90%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                                      Percent of
                                                         Issuable Upon       Shares of Common     Outstanding Shares
                                Number of Shares of   Exercise of Common    Stock Beneficially    Beneficially Owned
     Selling Shareholder        Common Stock Owned      Stock Warrants           Owned (1)                (2)
----------------------------------------------------------------------------------------------------------------------------
The Frost National Bank, FBO
Renaissance Capital Growth &
Income Fund III, Inc. Trust               6,250,000            6,250,000           12,500,000                 7.36%
# W00740000 (5)
The Frost National Bank, FBO
Renaissance US Growth
Investment Trust PLC Trust #              6,250,000            6,250,000           12,500,000                 7.36%
W00740100 (5)
Trinad Capital LP                           833,334              833,334            1,666,668                    *
Union Bank of California,
Trustee of the Martin E                     291,667              291,667              583,334                    *
Jacobs IRA
Vito R. Capotorto                           100,000              100,000              200,000                    *
William B. Newman                           167,000              167,000              334,000                    *
Jason Adelman (6)                            36,386                   --               36,386                    *
Robert Nathan (7)                         2,414,077                   --            2,414,077                    *
Jimmie Sundstrom (8)                      1,295,983                   --            1,295,983                    *
Wilson Craig                                333,334              333,334              666,668                    *
Centers For Cancer                          413,250                   --              413,250                    *
Treatment, Inc.
Burnham Securities                          365,188                   --              365,188                    *
Randall Stern                               365,188                   --              365,188                    *
Laurus Master Fund, Ltd. (9)                325,000              325,000                                         *
TOTAL                                    53,214,795           48,658,347          101,873,142
----------------------------------------------------------------------------------------------------------------------------

*     Less than 1 percent.

(1) We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after the completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2) For each selling shareholder, this number represents the percentage of common stock to be owned by such selling shareholder after completion of the offering, based on the number of shares of common stock outstanding as of May 9, 2005, and assuming exercise of all of the common stock warrants, including the placement agent warrants listed below.


(3)   Daniel Schneiderman is a former associate of the placement agent.

(4) Matthew Balk is a managing director of Burnham Hill Partners, a division of Pali Capital Inc. (5) The warrants to purchase common stock are deemed to be beneficially owned by Renn Capital Group, Inc. (6) Jason Adelman is a managing director of Burnham Hill Partners.

(7)   Robert  Nathan is a former senior vice  president of the placement  agent.
      (8) Jimmie Sundstrom is a former managing director of the placement agent.

(9) Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by Laurus Master Fund, Ltd. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

The following table sets forth the selling stockholders with respect to shares of common stock underlying the placement agent warrants:

------------------------------------------------------------------------------------------
                                     Number of Shares    Number of Shares
                                      of Common Stock     of Common Stock
                                       Issuable Upon       Issuable Upon
                                        Exercise of         Exercise of
                                      Placement Agent     Placement Agent
                                     Warrants @ $0.12    Warrants @ $0.30        Total
------------------------------------------------------------------------------------------
H.C. Wainwright & Co. Inc.             1,482,324             1,482,324         2,964,648
Ari Fuchs (1)                             10,000                10,000            20,000
Gunn Allen Financial                      37,500                37,500            75,000
John Clarke (2)                            9,375                 9,375            18,750
Scott Koch (3)                             9,375                 9,375            18,750
Jason Fisher (4)                         191,250               191,250           382,500
Mitchell Fisher (5)                      191,250               191,250           382,500
National Securities Corporation           67,500                67,500           135,000
Total                                  1,998,574             1,998,574         3,997,148
------------------------------------------------------------------------------------------

(1)   Ari Fuchs is an associate of the placement agent.

(2)   John Clarke is the president of the placement agent.

(3)   Scott Koch is a managing director of the placement agent.

(4) Jason Fisher is a financial consultant of National Securities Corporation, one of the sub-placement agents.

(5)   Mitchell  Fisher  is  a  financial   consultant  of  National   Securities
      Corporation, one of the sub-placement agents.

                         DETERMINATION OF OFFERING PRICE

The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling shareholders.


Assuming the common stock warrants and the placement agent warrants issued in the April 2004 private placement to purchase an aggregate of 52,655,495 shares of our common stock are exercised in full, we will receive proceeds of $15,378,405 from such exercise. Notwithstanding the foregoing, because the placement agent warrants issued to the placement agent in our private placement contain a cashless exercise provision which we anticipate will be used in connection with its exercise of warrants, we do not anticipate that we will receive proceeds from such exercises. Accordingly, we will receive proceeds of $14,539,004 assuming only proceeds from the exercise of the common stock warrants.


Although we have not yet formulated a specific plan, we intend to use a significant portion of the net proceeds from the exercise of warrants, if any, for additional working capital, operations, personnel and other general corporate purposes, including research and development expenditures and general and administrative expenditures. We also plan to satisfy certain payment obligations.

                                 DIVIDEND POLICY

We have not declared a cash dividend on our common stock in the last two fiscal years and we do not anticipate the payment of future dividends. We may not pay dividends on our common stock without first paying dividends on our preferred stock. There are no other restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

                              PLAN OF DISTRIBUTION

The selling shareholders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share;

      o     through the settlement of short sales;

      o     a combination of any of these methods of sale; or

      o     any other method permitted by applicable law.

      The sale price to the public may be:

      o     the market price prevailing at the time of sale;

      o     a price related to the prevailing market price;

      o     at negotiated prices; or

      o     a price the selling shareholder determines from time to time.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders may pledge their shares to their broker under the margin provisions of customer agreements. If the selling shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling shareholder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If the selling shareholder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We are required to pay all fees and expenses incident to the registration of the shares and have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

H.C. Wainwright & Co. Inc. acted as placement agent in connection with the transaction with the selling shareholders and received a cash fee of $580,000 and the placement agent warrants.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF PRACTICEXPERT AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

When used in this Form SB-2 Registration Statement and in our future filings with the Securities and Exchange Commission, the words or phrases will likely result, management expects, or we expect, will continue, is anticipated, estimated or similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speak only as of the date made. These statements are subject to risks and uncertainties, some of which are described below. Actual results may differ materially from historical earnings and those presently anticipated or projected. We have no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect anticipated events or circumstances occurring after the date of such statements.

General Overview


PracticeXpert, Inc., a Nevada corporation, is a healthcare services and technology company, which is in the business of providing "turn-key" administrative services to our clients, as well as developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. We were incorporated under the name Engineering Services, Inc., on July 13, 1984. Since then, we have undergone a series of corporate name changes by amending our articles of incorporation, and discontinued a number of our businesses. On November 27, 2000, we changed our name to Thaon Communications, Inc., and, subsequently, acquired and commenced certain media and communications businesses, all of which were discontinued or sold. On July 9, 2003, we changed our name to PracticeXpert, Inc.

Prior to our name change to PracticeXpert, Inc., on April 11, 2003, we entered into a stock purchase agreement with Practice Xpert Services Corp., a California corporation. Pursuant to this agreement, we purchased 92% of the outstanding shares of capital stock of Practice Xpert Services Corp. The shareholders of Practice Xpert Services Corp. received 7,670,596 shares of our common stock and 1,845,000 shares of our Series C Preferred Stock, constituting 72.75% of our voting securities. As a condition thereto, our existing officers resigned and our board of directors appointed the executive officers of Practice Xpert Services Corp. to serve as the executive management team.

On June 27, 2003, we entered into a stock purchase agreement for the sale of all of the outstanding shares of capital stock of Clover, Inc., one of our wholly-owned subsidiaries, to one of our former directors, in exchange for the repurchase by us of 100,000 shares of our common stock from such director. Clover was an operating subsidiary of one of our predecessor businesses.

On September 30, 2003, we purchased the remaining eight percent (8%) of the issued and outstanding shares of capital stock of Practice Xpert Services Corp. by issuing 472,860 shares of our common stock and 111,736 shares of our Series C Preferred Stock to the shareholders of Practice Xpert Services Corp. As a result thereof, we own all of issued and outstanding shares of capital stock of Practice Xpert Services Corp.

On April 28, 2004, we raised $5.8 million from investors pursuant to the sale of shares of our common stock and warrants to purchase shares of common stock in an offering exempt from the registration requirements under the Securities Act of 1933, as amended. This transaction was immediately followed by the filing with the Securities and Exchange Commission of a Form SB-2 Registration Statement, which includes this prospectus, to register such shares of common stock and common stock underlying warrants in a public offering. The Form SB-2 Registration Statement was declared effective by the Securities and Exchange Commission on August 13, 2004. Such investors purchased 48,333,347 shares of our common stock at a price of $0.12 per share, and five-year warrants to purchase 48,333,347 shares of common stock at an exercise price of $0.30 per share. H.C. Wainwright & Co. Inc., a Wall Street investment banking firm, acted as the placement agent in connection with the foregoing. H.C. Wainwright & Co. Inc., and its designees, received warrants to purchase 9,666,668 shares of our common stock, as an investment banking fee and certain cash consideration for the services provided to us.

On April 29, 2004, we completed the acquisition of Cancer Care Network, Inc., located in Oklahoma City, Oklahoma, which specializes in radiation and medical oncology billing and management for a purchase price of $5,500,000. The purchase price consisted of a lump sum cash payment of $4,100,000, the issuance of $500,000 in shares of common stock, subject to an increased adjustment on the first and second anniversary date of the closing, and the issuance of a promissory note for $900,000, which has been repaid in full.

On September 1, 2004, we disposed of Healthcare Billing Solutions, Inc., by agreeing to mutually rescind the stock purchase agreement entered into previously with the seller. The operating results from Healthcare Billing Solutions, Inc. are presented separately in our financial statements under "Loss on disposal of subsidiary, net".

On January 3, 2005, we acquired Physicians Informatics, Inc., doing business as PracticeOne, a provider of practice management and clinical management solutions, including outsourced medical billing and administrative services, as well as proprietary practice and clinical management software. Under the terms of our agreement, we issued to the shareholders of PracticeOne 12,500,000 shares of our common stock, and assumed a $4 million promissory note payable to its majority shareholder. Additional purchase price consideration is payable to the shareholders as an earn-out based upon PracticeOne's results of operations subsequent to the closing. Furthermore, such majority shareholder has guaranteed a revolving credit facility between PracticeOne and a major financial institution that will provide us an additional $2,000,000 in borrowing capacity for any potential future corporate acquisitions, as determined by our Board of Directors.

Significant Accounting Policies

Revenue Recognition. The majority of our revenue is generated from medical billing and accounts receivable management. Fees for these services are primarily based on a percentage of net collections on our clients' accounts receivable. Revenue is recognized and our customers are billed when our customers receive payment on those accounts. Revenue from other services, such as practice management, medical transcriptions and consulting services, are recognized on a periodic basis, typically monthly, as services are performed for our clients. Revenue on software sales is recognized as products are delivered to customers.

Client Lists and Client Account Amortization. The clients we have acquired through business acquisitions are valued based on a discounted cash flow formula that considers projected client profitability, growth rate and client retention rate. This valuation methodology forms a basis for the determination of the overall purchase price paid for such accounts at the time of their acquisition. Thereafter, the value of a client account is reviewed by management in accordance with our valuation methodology to determine the potential impairment in value, if any, of such client account(s). Client account amortization expense is based upon the expected maximum retention life of such client account at the time of acquisition, and is generally between two and nine years.

Results of Operations

The following sections discuss the results of operations. See notes to the Consolidated Financial Statements and Independent Auditors Report for additional information.

Year 2004 Compared to Year 2003

Consolidated net revenue for the year ended December 31, 2004 was $11,096,512, as compared to consolidated net revenue for the year ended December 31, 2003 of $3,379,258, an increase of $7,717,254, or 228%. Revenues increased during 2004 primarily as a result of the recording of eights months of revenue for PracticeXpert of Oklahoma, Inc., and the recording of 10 months of revenue for PracticeXpert of Texas, Inc. Revenue also increased as a result of our sales and marketing activities, which generated additional business from new clients during 2004.

During 2004, we began to report revenue and operating expenses in two distinct revenue classifications "Medical billing and related services" and "Management services". Medical billing and related services includes medical billing, practice management, medical transcription, consulting and other services provided directly to physician customers, for specific and agreed upon fees. Management services includes certain contracts under which PracticeXpert manages specified medical facilities, and participates in the profitability of the facility, along with the owners of the facility. During 2004, revenue from medical billing and related services was $7,343,846 and revenue from management services was $3,752,666.

Consolidated operating expenses for the year ended December 31, 2004 were $15,040,965, as compared to consolidated operating expenses for the year ended December 31, 2003 of $5,812,756, an increase of $9,228,209, or 159%. Operating expenses increased, in part, as a result of the recording of eights months of expenses for PracticeXpert of Oklahoma, Inc., and the recording of ten months of expenses for PracticeXpert of Texas, Inc. Expenses also increased as a result of the expansion of corporate support services to our operating units, such as sales and marketing, human resources, accounting and IT support.

During the year ended December 31, 2004, operating expenses included costs associated with the settlement of a legal action of $250,750 and depreciation and amortization consisting primarily of the amortization of client lists of $1,775,524. In addition, during the year, we reviewed the value of our client lists and determined that the value was less than that reported on the balance sheet, and as a result wrote down the value of clients lists by $411,963. Further, we have historically carried the costs associated with the development of software as an asset. However, even though we continue to use the software applications we have developed in our operations, we determined that it was not cost effective to try to accurately value that software for financial statement purposes, and therefore made the decision to expense the unamortized balance of software costs during 2004, taking a one time expense of $416,827.

Also included in 2004 are $564,812 of expenses paid for through the issuance of restricted stock. In accordance with prescribed accounting regulations, services acquired through the issuance of restricted stock are valued based upon the market value of an equivalent quantity of free trading stock at the time the stock is issued. We also took a $239,995 reserve for doubtful accounts, primarily related to Management services. Other expenses included in operating expenses are investor relations of $261,614, loan fees primarily relating to terminated loan facilities of $149,139, auditing costs of $107,806, legal fees of $175,692 primarily relating to the H.C. Wainwright financing, and dividends on preferred stock of $63,740 paid in common stock.

We reported a net loss of $4,263,138, or a basic and fully diluted net loss per common share of $0.05 for the year ended December 31, 2004 compared to a net income of $623,414, or a basic net income per common share of $0.07 and a fully diluted net income per common share of $0.01 for the year ended December 31, 2003. The net income for the year ended December 31, 2003 included a one-time gain of $3,433,069 on the disposal of subsidiaries and their related discontinued operations.

Liquidity and Capital Resources

As of December 31, 2004, we had $381,403 in cash and cash equivalents. Current assets at December 31, 2004 were $2,159,462, compared to current liabilities of $3,906,659, resulting in a working capital deficit of $1,747,197. This compares to working capital of $2,008,291 as of December 31, 2003. Of the current liabilities at December 31, 2004 $422,781 relates to subscription agreements for stock not yet issued and $377,100 is related party debt, primarily consisting of executives of the company.

Our only sources of liquidity are our bank accounts, our unused credit facilities, which at December 31, 2004 were fully drawn and our revenues. During the year we began a process of diligently seeking capital to allow us to embark on a program of expansion. We raised $6,265,247 during the year ended December 31, 2004 from the sale of stock to investors, and were able to acquire in excess of $564,812 worth of business services and interest in exchange for stock. We continue to seek capital, primarily for expansion plans, but there can be no assurances that we will receive the needed investment capital to fully execute on our business plans, pay off any of the outstanding liabilities, and/or maintain operations.

During the year ended December 31, 2004, we used $333,130 in capital to fund operations, we used $1,482,574 to pay principal payments on notes payable, we invested $137,980 in further development of our proprietary software, we invested $202,677 in operating assets, we used $150,000 for the acquisition of Singer MedScript and we used $4,100,000 for the acquisition of Cancer Care Network.

On April 28, 2004, we completed the private placement of approximately $5.8 million of our common stock and warrants to certain purchasers. Of the funds received, approximately $600,000 was used to pay commissions relating to the financing, $650,000 was used to pay off our revolving credit facility, $4.0 million was used as the cash component of the purchase price of Cancer Care Network, $100,000 was used for attorneys' and other fees associated with the transaction, and the balance was used for working capital purposes.

Due to numerous economic and competitive risks, any or all of which may have a material adverse impact upon our operations, there can be no assurance that we will be able to successfully generate significant revenues or achieve a level of profits which will permit us to stay in business. However, we believe cash generated from net revenues will be sufficient to fund all of our general and administrative expenditures for the next twelve months.

Fluctuations in Operating Results; Seasonality

Annual and quarterly fluctuations in our results of operations may be caused by the timing and amount of payments received by our customers, upon which the bulk of our revenues are based. Our future results also may be affected by a number of factors, including our ability to offer our services at competitive prices and to anticipate customer demands. Our results may also be affected by economic conditions in the geographical areas in which we operate. All of the foregoing may result in substantial unanticipated quarterly earnings shortfalls or losses. Due to all of the foregoing, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indicative of future performance.

Inflation

We  believe  that  our  revenue  and  results  of   operations   have  not  been
significantly impacted by inflation since we began operations.

Subsequent Events

On January 3, 2005, we acquired Physician Informatics, Inc., doing business as PracticeOne, a provider of practice management and clinical management solutions, including outsourced medical billing and administrative services, as well as proprietary practice and clinical management software. Under the terms of the stock purchase agreement, we issued to the shareholders of PracticeOne 12,500,000 shares of our common stock, and assumed a $4,000,000 promissory note payable to its majority shareholder. Additional purchase price consideration is payable to the shareholders as an earn-out based upon the business' future results of operations. Furthermore, such majority shareholder has guaranteed a revolving credit facility between PracticeOne and a major financial institution that will provide us an additional $2,000,000 in borrowing capacity for any potential future corporate acquisitions, as determined by our Board of Directors.

Auditors'  Opinion  Expresses  Doubt  About Our  Ability to  Continue as a Going
Concern

The independent auditors report on our December 31, 2004 consolidated financial statements included in this registration statement states that our recurring losses raise substantial doubts about our ability to continue as a going concern.

Recent Accounting Pronouncements


On May 15, 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments; b) Financial instruments to repurchase an entity's own equity instruments; c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments; d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No.150 does not have a material impact on our financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. We do not hold any variable interest entities.


Trends, Risks and Uncertainties


We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.

                             DESCRIPTION OF BUSINESS

General History of the Business


PracticeXpert, Inc., a Nevada corporation, is a healthcare services and technology company, which is in the business of providing "turn-key" administrative services to our clients, as well as developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. We were incorporated under the name Engineering Services, Inc., on July 13, 1984. Since then, we have undergone a series of corporate name changes by amending our articles of incorporation, and discontinued a number of our businesses. On November 27, 2000, we changed our name to Thaon Communications, Inc., and, subsequently, acquired and commenced certain media and communications businesses, all of which were discontinued or sold. On July 9, 2003, we changed our name to PracticeXpert, Inc.

Prior to our name change to PracticeXpert, Inc., on April 11, 2003, we entered into a stock purchase agreement with Practice Xpert Services Corp., a California corporation. Pursuant to this agreement, we purchased 92% of the outstanding shares of capital stock of Practice Xpert Services Corp. The shareholders of Practice Xpert Services Corp. received 7,670,596 shares of our common stock and 1,845,000 shares of our Series C Preferred Stock, constituting 72.75% of our voting securities. As a condition thereto, our existing officers resigned and our board of directors appointed the executive officers of Practice Xpert Services Corp. to serve as our executive management team.

On June 27, 2003, we entered into a stock purchase agreement for the sale of all of the outstanding shares of capital stock of Clover, Inc., one of our wholly-owned subsidiaries, to one of our former directors, in exchange for the repurchase by us of 100,000 shares of our common stock from such director. Clover was an operating subsidiary of one of our predecessor businesses.

On September 30, 2003, we purchased the remaining eight percent (8%) of the issued and outstanding shares of capital stock of Practice Xpert Services Corp. by issuing 472,860 shares of our common stock and 111,736 shares of our Series C Preferred Stock to the shareholders of Practice Xpert Services Corp. As a result thereof, we own all of issued and outstanding shares of capital stock of Practice Xpert Services Corp.

On April 28, 2004, we raised $5.8 million from investors pursuant to the sale of shares of our common stock and warrants to purchase shares of common stock in an offering exempt from the registration requirements under the Securities Act of 1933, as amended. This transaction was immediately followed by the filing with the Securities and Exchange Commission of a Form SB-2 Registration Statement, which includes this prospectus, to register such shares of common stock and common stock underlying warrants in a public offering. The Form SB-2 Registration Statement was declared effective by the Securities and Exchange Commission on August 13, 2004. Such investors purchased 48,333,347 shares of our common stock at a price of $0.12 per share, and five-year warrants to purchase 48,333,347 shares of common stock at an exercise price of $0.30 per share. H.C. Wainwright & Co. Inc., a Wall Street investment banking firm, acted as the placement agent in connection with the foregoing. H.C. Wainwright & Co. Inc., and its designees, received warrants to purchase 9,666,668 shares of our common stock, as an investment banking fee and certain cash consideration for the services provided to us.

On April 29, 2004, we completed the acquisition of Cancer Care Network, Inc., located in Oklahoma City, Oklahoma, which specializes in radiation and medical oncology billing and management for a purchase price of $5,500,000. The purchase price consisted of a lump sum cash payment of $4,100,000, the issuance of $500,000 in shares of common stock, subject to an increased adjustment on the first and second anniversary date of the closing, and the issuance of a promissory note for $900,000, which has been repaid in full.

On September 1, 2004, we disposed of Healthcare Billing Solutions, Inc., by agreeing to mutually rescind the stock purchase agreement entered into previously with the seller. The operating results from Healthcare Billing Solutions, Inc. are presented separately in our financial statements under "Loss on disposal of subsidiary, net".

On January 3, 2005, we acquired Physicians Informatics, Inc., doing business as PracticeOne, a provider of practice management and clinical management solutions, including outsourced medical billing and administrative services, as well as proprietary practice and clinical management software. Under the terms of our agreement, we issued to the shareholders of PracticeOne 12,500,000 shares of our common stock, and assumed a $4 million promissory note payable to its majority shareholder. Additional purchase price consideration is payable to the shareholders as an earn-out based upon PracticeOne's results of operations subsequent to the closing. Furthermore, such majority shareholder has guaranteed a revolving credit facility between PracticeOne and a major financial institution that will provide us an additional $2,000,000 in borrowing capacity for any potential future corporate acquisitions, as determined by our Board of Directors.

Business Overview

We are a healthcare services and technology company in the business of providing "turn-key" administrative services to our clients, as well as developing and deploying systems, technologies and related services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. We bundle our technology applications with our billing and other practice management services to provide an integrated solution to our clients.

Because of our internal development efforts and the acquisition of complementary businesses in our industry, we have developed a broad suite of services and products, including an electronic data capture system designed to reduce the administrative burden that physicians face in operating their medical practices. We believe that our electronic data-capture system is a financially attractive solution to our existing and potential clients, among other competing solutions that are currently available in the marketplace. We plan to continue to deliver to our clients a wide range of products and services, including custom tailored solutions.

Markets and Competition

We believe that our strategy of bundling technology solutions with our core billing and practice management expertise provides us with a competitive advantage. Our services are designed and marketed to appeal to physicians who do not want to invest the time and capital in purchasing practice management systems and hiring staff to operate those systems, which can be a substantial on-going business expense. We believe that our products and services are well-positioned to maintain and further serve our existing client base, as well as attract new physician clients who desire a practice management and/or electronic health records system, consulting, medical transcriptions, business management, accounts receivable collection, training or other related practice management services.

We market our products and services to physicians and physicians' groups throughout the United States through national sales and marketing campaigns, seminars, conferences, one-on-one consultations, telemarketing, direct sales and client and vendor referrals. We also market our products and services through strategic relationships with other health care providers and organizations that provide services to our existing and potential clients.

The outsourced medical billing, practice management and medical software industries are multi-billion dollar industries, which currently serve approximately 700,000 licensed physicians in the United States. These industries are highly competitive and include many major corporations, as well as many small "mom and pop" operations. We compete with many other medical billing and practice management services companies, both large and small, and with practice management and electronic health record software providers. Many of our competitors are more established than us and have substantially greater market share and resources than we do.

Products and Services

We offer the following products and services under the brand name XPERT:

Xpert Revenue Cycle Services. We provide a revenue management solution for private practice physicians from the point of service delivery, where revenues are generated, to, ultimately, collecting those revenues from third party payors. We combine innovative software with our medical billing services, including revenue management to increase the potential cash flow for our physician clients. Our staff has medical billing expertise for specialists in the fields of oncology, cardiology, therapeutic and diagnostic radiology and surgery.

Xpert Business Management Services. We offer comprehensive practice management services, including financial administration, office operations and billing and collections management. We also offer day-to-day accounting services for the medical practice, including purchasing, payroll, accounts receivable, accounts payable, and financial statement preparation.

Xpert Transcription Services. We offer medical transcription services for all medical specialties, as well as, clinics and hospitals. Information from clients may be dictated into a hand-held personal digital recording device and electronically transmitted to us or dictated by telephone to a toll-free "800" telephone number for transcription processing.

Xpert Consulting. Our consulting professionals work with physicians to improve administrative procedures and billing processes, reduce redundancies and increase reimbursements. In addition, we provide feedback on the physician service mix and recommend changes or additions to increase profitability. Our consulting services team may also provide analysis and reporting on various aspects of a physician's practice, including advice to reduce overhead costs, provide increases in productivity and improvements in cash flow.

Xpert Seminars. We provide billing and coding seminars for medical oncology and radiation oncology practices. We also have developed a user's guide that includes current CPT codes, an explanation of each code, clinical examples and Medicare rulings.

Xpert Practice Manager. Our Xpert Practice Manager software provides a physician's practice with tools to increase efficiency, third party payor reimbursement and patient satisfaction. Our system includes appointment scheduling, patient registration, financial management, accounts receivable management, eligibility processing, claims processing and custom tailored reports. Xpert Practice Manager also provides appointment and scheduling work flow tools, rules-based collection decisions, laser printed forms and HIPAA-compliant electronic transaction processing capabilities.

Xpert Electronic Health Record. Our Xpert Electronic Health Record software is an electronic medical record, document management, and retrieval software-based system providing access to patient information in a physician's practice. It may be integrated with lab and hospital interfaces, and our Xpert Practice Manager software, including retrieval of patient demographic data, appointment history, billing status and other pertinent information entered into the system. The system is designed for multiple users to access the same patient record on a simultaneous basis.

Certain of our products and services are provided to our physician customers under service or license agreements that may have a term of one to three years, and may be renewable unless either party terminates the relationship. We bill our physician clients for our Xpert Revenue Cycle Services a percentage of the physician's billings that we collect on their behalf. Typical service rates may range from seven percent to eight percent of collections, but may be more or less depending upon circumstances, and we believe that our rates are competitive with market rates, but may be higher or lower depending upon the breadth of services being provided and the complexity of the billing operations. Our other products and services, such as medical transcription services, practice management services, consulting, seminars and software sales are charged at rates, which we believe are competitive with others in our industry.


Healthcare Industry

Our business is affected by the general trends in the healthcare industry. As healthcare costs have risen over the years, increasing focus has been placed upon the costs associated with the delivery of healthcare. Consequently, payers such as insurance companies and Medicare have embarked on programs to limit or even reduce reimbursement to medical practitioners. These changes have increased the demand for products and services, such as ours, that assist medical practitioners in dealing with the complexity of medical billing and reimbursement, while allowing them more time to focus on quality of care for their patients.

Governments and private payers have developed initiatives to reduce payments for healthcare services, all of which may affect our revenues, as our revenues are typically based upon what we are able to collect for our physician customers. Further, to the degree that payers increase the complexity of the billing and payment process, we may experience increased costs related to the providing of our services.

Government regulations and standards for electronic transactions, privacy and information security issued under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") are major issues in the healthcare industry, and are a major concern to us. Although we do not expect the cost of complying with HIPAA to have a material effect on our operations, these regulations may require us to enhance or revise our products and services, and how we deliver them. They may also create additional demand for our services as medical practitioners struggle to deal with these regulations.

Regulations

Healthcare and Privacy Related Legislation

PracticeXpert and our customers are subject to extensive and frequently changing federal and state healthcare laws; a broad range of complex regulations; programs to combat fraud and abuse; and increasing restrictions on reimbursement for healthcare services. Each of the major federal healthcare payment programs (Medicare, Medicaid and TRICARE) has its own set of complex and sometimes conflicting regulations. Additional regulations have been mandated by the Balanced Budget Act and HIPAA, and a number of states have also imposed significant regulatory programs applicable to billing and payment for healthcare services. Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Potential reform legislation may include:

      o     mandated basic healthcare benefits;

      o     controls on healthcare spending through limitations on the growth of
            private  health   insurance   premiums  and  Medicare  and  Medicaid
            reimbursement;

      o     the creation of large insurance purchasing groups;

      o     fundamental changes to the healthcare delivery system;

      o FTC enforcement actions of existing privacy laws relating to the Internet;

      o     Medicare or Medicaid prescription benefit plans;

      o     state licensing requirements; or

      o     patient protection initiatives.

HIPAA


Several state and federal laws govern the collection, dissemination, use and confidentiality of patient healthcare information. HIPAA was signed into law on August 21, 1996. HIPAA was designed to improve the efficiency and effectiveness of the healthcare system by standardizing the interchange of electronic data for certain administrative and financial transactions and to protect the confidentiality of patient information. Multiple regulations have, and will continue to be promulgated from this revolutionary legislation.


Healthcare Fraud and Abuse

The federal government has maintained a significant emphasis on the prevention of healthcare fraud and abuse. Pursuant to the False Claims Act, the Medicare and Medicaid Patient and Program Protection Act of 1987 and HIPAA, the federal government has statutory authority to impose both civil and criminal sanctions and penalties for submission of false claims to governmental payers. Civil monetary penalties of up to $50,000 per offense may be imposed, as well as exclusion from participation in Medicare and other governmental healthcare programs. In addition, the False Claims Act allows a private party to bring a "qui tam" or "whistleblower" suit alleging the filing of false or fraudulent Medicare or Medicaid claims or other violations of the statute and to share in any damages and civil penalties paid to the government. The U.S. Health Care Financing Administration ("HCFA") also offers rewards for information leading to recovery of Medicare funds, and HCFA has begun to engage private contractors to detect and investigate fraudulent billing practices.

Privacy Compliance

HIPAA's Privacy Rule imposes extensive requirements on healthcare providers, healthcare clearinghouses and health plans. These "Covered Entities" must implement standards to protect and guard against the misuse of individually identifiable health information. [Certain functions of PracticeXpert have been or may be deemed to constitute a clearinghouse as defined by the Privacy Rule. However, in many instances, we also function as a "Business Associate" of its health plan and provider customers.] Among other things, the Privacy Rule requires us to adopt written privacy procedures, adopt sufficient and reasonable safeguards and provide employee training with respect to compliance. The deadline for compliance with the privacy aspects of HIPAA was April 14, 2003. Although we have undertaken several measures to ensure compliance with the privacy regulation by the deadline and believe that we are in compliance, the privacy regulations are less definitive than other HIPAA regulations, are broad in scope, and will require constant vigilance for ongoing compliance.

We also may be subject to state privacy laws, which may be more stringent than HIPAA in some cases.

Transaction and Code Sets Compliance

HIPAA also mandates the use of standard transactions for electronic claims and other certain healthcare transactions. HIPAA specifically designates clearinghouses (including us and other financial network operators) as the compliance facilitators for healthcare providers and payers. On August 17, 2000, the U.S. Department of Health and Human Services published final regulations to govern eight of the most common electronic transactions involving health information. Under a revised bill passed by the U.S. Congress, the deadline for the transaction and code sets aspects of HIPAA was extended to October 16, 2003, provided that a formal request for extension and plan for compliance was submitted by October 16, 2002. However, covered entities, including PracticeXpert and our physician and payer customers, are permitted to continue to process non-compliant transactions after October 16, 2003 so long as that covered entity is compliant with the "contingency planning" guidelines provided by the Center for Medicare and Medicaid Services. A substantial number of our transactions on behalf of our physician and payer customers are currently being processed in a non-HIPAA compliant manner in accordance with our contingency plan.

Security Compliance

HIPAA's Security Rule imposes standards for the security of electronic protected health information and was finalized on February 20, 2003. The effective date for the Security Rule is April 20, 2005. We have long-standing implemented physical, technical and administrative safeguards for the protection of electronic protected health information. However, additional assessments and product and systems remediation is expected to occur before the compliance date. The Security Rule has also introduced the concept of an addressable implementation standard which will require ongoing vigilance to ensure that employed safeguards are sufficient given current technology capabilities and threats and reasonable industry expectations.

Identifiers and Future HIPAA Regulations

Because some HIPAA regulations, including some various national identifiers, have yet to be issued or implemented, and because even final HIPAA regulations may be subject to additional modification or amendment, our products may require modification in the future. If we fail to offer solutions that permit compliance with applicable laws and regulations, our business could suffer.

Patient/Consumer Protection Initiatives

State and federal legislators and regulators have proposed initiatives to protect consumers covered by managed care plans and other health coverage. These initiatives may result in the adoption of laws related to timely claims payment and review of claims determinations. These laws may impact the manner in which we perform services for our clients.

Summary

We have a well-established compliance program modeled after the Office of Inspector General's ("OIG") Compliance Program Guidance for Third-Party Medical Billing Companies that is designed and maintained to detect and prevent regulatory violations. We believe our compliance program is effective. However, a compliance program cannot be expected to provide absolute assurance of compliance with the law. The existence of an effective compliance program, though, may reduce the severity of civil and criminal sanctions for certain healthcare related offenses.

While we believe our operations are in material compliance with all federal and state health care regulations governing medical billing as currently interpreted, the regulatory environment in which we operate may change significantly in the future, which could restrict our existing operations, expansion, financial condition, or opportunities for success. We anticipate that Congress and state legislatures will continue to review and assess alternative healthcare delivery systems and payment methods, as well as Internet and healthcare privacy legislation, and that public debate of these issues will likely continue in the future. Because of uncertainties as to these reform initiatives and their enactment and implementation, we cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on us.

Research and Development


As with any software products, ongoing product maintenance and upgrades are required to ensure the Xpert software products function properly and continue to deliver value to our clients. While we intend to continue to fund from continuing operations, ongoing maintenance of, and enhancement to, our Xpert software products, we do not project the need to raise additional capital to fund research and development costs during the next 12 months.


Employees


As of March 25, 2005, we had a total of 191 full-time employees and 46 independent contractors. In order for us to attract and retain quality employees and contractors, we anticipate we will have to offer competitive salaries and payments to future employees and contractors. As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon the level of revenues we may generate and our results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth certain information with respect to each of our executive officers and directors as of May 9, 2005.

  NAME                   AGE   POSITION

  Jonathan Doctor        42    President, Chief Executive Officer and Director
  Michael Manahan        49    Chief Financial Officer and Director
  Zima Hartz             43    Executive Vice President, Secretary and Director
  Monica Dedovich        69    Director
  Joseph Simone          68    Director
  Charles Smith          48    Director


JONATHAN DOCTOR serves as our President, Chief Executive Officer, and a Director. Mr. Doctor also serves as chairman, president, and chief executive officer for Practice Xpert Services Corp. , a company he co-founded in August 2001. From December 2000 to July 2001, Mr. Doctor was a director at Parkstone Medical Information Systems. From August 1999 to November 2001, he was president of Care Delivery Solutions Corporation. Prior to that, Mr. Doctor served as vice-president, Systems Development of Salick Health Care Inc. from July 1997 to May 2000. He holds a B.A. from the University of Pennsylvania, an M.Ph. from Yale University School of Medicine and an M.B.A. from the USC Graduate School of Business.

MICHAEL MANAHAN serves as our Chief Financial Officer and a Director. Mr. Manahan has served as chief financial officer of Practice Xpert Services Corp. since September 2001. Mr. Manahan is also president of Magnum Financial Group, LLC, a non-active company he co-founded in April 1998, that provided financial advisory and consulting services to emerging growth companies. Prior to Magnum, Mr. Manahan held a variety of financial and operational positions in a diversified group of companies. Mr. Manahan is a graduate of the British Columbia Institute of Technology and holds an M.B.A. from Pepperdine University.

In February 2002, the Securities and Exchange Commission filed a civil action for violations of federal securities laws against a public entity and certain of its shareholders and officers, and against Mr. Manahan and his company, Magnum Financial Group, LLC, which had been providing investor relations services to the public company. On or about February 15, 2002, Mr. Manahan and Magnum consented to entry of a permanent injunction, enjoining them from future violations of the antifraud provisions of the securities laws, and a permanent injunction was entered on February 27, 2002. Magnum subsequently established a policy of independently verifying all information provided to it by client companies for publication and/or general distribution.

ZIMA HARTZ serves as our Executive Vice-President, Secretary and a DIRECTOR. Mr. Hartz is executive vice president of product development for Practice Xpert Services Corp. Prior to co-founding Practice Xpert Services Corp. in August 2001, Mr. Hartz held key management positions and was responsible for development and operations of large software products in the healthcare field, serving as a director for Parkstone, Inc. from December 2000 to July 2001; executive vice president of Care Delivery Solutions Corporation from August 1999 to November 2001; and served as senior director of software product development for Salick Healthcare's technology unit from January 1998 to July 2000. Ms. Hartz holds an M.B.A. from Pepperdine University and a B.S. in Math and Computer Science from UCLA.

MONICA DEDOVICH serves as a Director. Ms. Dedovich is a frequent speaker and guest lecturer on physician reimbursement in the New York Metropolitan Region and New England. Ms. Dedovich is one of the original founders of the New York State and Massachusetts State Oncology Societies. Ms. Dedovich served as President of Healthcare Administrative Management from 1997 to March 2001. Since March 2001, she has served as a director of Practice Xpert Services Corp.

JOSEPH SIMONE is a Director. Dr. Simone is the clinical director emeritus of the Huntsman Cancer Institute and professor emeritus of pediatrics and medicine at the University of Utah School of Medicine. Dr. Simone also served as assistant vice-president for cancer programs at the University of Utah. From 1992 to 1996, Dr. Simone served as physician-in-chief of the Memorial Sloan-Kettering Cancer Center in New York City. Before joining Memorial Sloan-Kettering, Dr. Simone he spent virtually his entire medical career at St. Jude Children's Research Hospital in Memphis, Tennessee, where he joined the staff in 1967. In his years there, Dr. Simone was engaged in clinical research efforts to improve therapy for children with cancer and he played a leadership role in the development of curative treatments for childhood leukemia and lymphoma. Dr. Simone also served as chief executive officer of St. Jude from 1983 to 1992. Previously, Dr. Simone served as medical director and chairman of the National Comprehensive Cancer Network. Dr. Simone served for six years as a member of the Board of Scientific Advisors of the National Cancer Institute (NCI) and is chairman of the National Cancer Policy Board of the Institute of Medicine. Dr. Simone also serves on the external committees of nine NCI-designated cancer centers. Dr. Simone received his medical degree from the Stritch School of Medicine at Loyola University in Chicago in 1960. Dr. Simone completed his residency in internal medicine at Presbyterian-St.Luke's Hospital and was a fellow in pediatric hematology at the University of Illinois Research and Educational Hospitals, both also located in Chicago.


CHARLES SMITH serves as a director and chairman and chief executive officer of Physician Informatics, Inc. Mr. Smith was formerly senior vice president of mergers and acquisitions and a director at Election, Inc., a global election software and services company. Previously, Mr. Smith held senior managerial, business development and finance positions at Procter & Gamble and PepsiCo International.


                             EXECUTIVE COMPENSATION

Employment Agreements

We have executive employment agreements with our chief executive officer, chief financial officer and executive vice president. These employment agreements are for a period of three years, beginning December 31, 2003. All three employment agreements provide for a salary based on our revenues, as follows:

         REVENUE RUN RATE         ANNUAL SALARY RATE
         $  3.8 million               $  52,000
            5.0 million                  62,737
           10.0 million                 114,105
           15.0 million                 154,105
           20.0 million                 182,737
           25.0 million                 200,000


For each $5 million in revenue run rate above $25 million, an additional $15,000

As modified on October 4, 2004, all three employment agreements provide for the following:

A bonus equal to 5% of pretax profits, to be paid in cash or stock at our discretion.

500,000 options at a purchase price of $0.12 per share issued under the PracticeXpert 2003 Stock Option Plan, vesting immediately, and 1,500,000 options at a purchase price of $0.30 per share issued under the PracticeXpert 2004 Equity Incentive Plan, vesting equally over three years.

The employment agreements also provide that the employment agreements may be terminated by the executive, at the executive's discretion, if there is more than 50% change in ownership of PracticeXpert, Inc., or a substantive change in the control or the management of PracticeXpert, Inc. In such case, the executive may terminate the employment agreement and will be entitled to a lump sum payment from us of $1,500,000.

We are authorized to purchase on behalf of each executive up to $5,000 of our shares of common stock in the open market each month, and may loan each executive up to $500,000 for that executive to purchase our shares of common stock. We have not made any such stock purchases on behalf of any executive and we have not made any loans to any of our executives for the purchase of capital stock.

As our employees, all executive officers are eligible to participate in the standard employee benefit programs made available to all employees, including without limitation medical insurance, dental insurance and our 401K plan.

Key Man Insurance

We hold "Key Man" life insurance on one of our executive officers, Zima Hartz, in the amount of $500,000. We have no "Key Man" life insurance on any of its other officers or directors.

2004 Equity Incentive Plan

We have adopted the PracticeXpert, Inc. 2004 Equity Incentive Plan to provide an incentive to our employees, officers, directors and consultants to achieve our financial goals and enhance shareholder value. An aggregate of 16,465,496 shares of our common stock are authorized for issuance under this Equity Incentive Plan. The purpose of the Equity Incentive Plan is to attract and retain qualified personnel, to provide additional incentives to our employees, officers and directors and to promote the success of our business. In furtherance of this purpose, the Plan authorizes (i) the granting of incentive and non-statutory stock options to purchase shares of common stock to our employees, officers and directors, and (ii) the granting of rights to purchase shares of common stock on a "restricted stock" basis, or Awards, to our employees, officers and directors. Incentive stock options may only be granted to our full-time employees. Non-statutory stock options and Awards may be granted to directors of the Company and any person employed by us. The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has complete discretion to determine which eligible individuals are to receive option or Award grants, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option, the vesting schedule to be in effect for the option or Award grant and the maximum term for which any granted option or Award is to remain outstanding.

Each option granted under the Plan has a maximum term of ten years (five years with respect to incentive stock options granted to holders of more than 10% of the voting power of our outstanding stock), subject to earlier termination following the optionee's cessation of service with us. Options granted under the Plan may be exercised only for fully vested shares. The exercise price of incentive stock options and non-statutory stock options granted under the Plan must be at least 100% and 85% of the fair market value of the stock subject to the option on the date of grant, respectively (or 110% with respect to incentive stock options granted to holders of more than 10% of the vodting power of our outstanding stock). The purchase price is payable immediately upon the exercise of the option. Such payment may be made in cash, in outstanding shares of Common Stock held by the participant, through a promissory note payable in installments over a period of years or any combination of the foregoing.

The Board of Directors may amend or modify the Plan at any time, provided that no such amendment or modification may adversely affect the rights and obligations of the participants with respect to their outstanding options, Awards or vested shares without their consent. In addition, no amendment of the Plan may, without the approval of our shareholders: (i) modify the class of individuals eligible for participation; (ii) increase the number of shares available for issuance, except in the event of certain changes to our capital structure; or (iii) extend the term of the Plan.

Director Compensation

All directors are entitled to receive up to 40,000 shares of our common stock annually for serving on the Board of Directors. All directors are reimbursed for out-of-pocket expenses for business related purposes. 10,000 shares of our common stock have been issued to each of the directors for their services during the three month period ended March 31, 2005.

                           SUMMARY COMPENSATION TABLES


                                               ---------------------------------------------------------
                                                                 Annual Compensation
--------------------------------------------------------------------------------------------------------
Name and                                                                               Other Annual
Principal Position                      Year        Salary (US$)       Bonus ($)      Compensation ($)
--------------------------------------------------------------------------------------------------------
Jonathan Doctor, President and          2004        $114,003 (4)        - 0 -           $4,800 (5)
Chief Executive Officer

Michael Manahan, Chief Financial        2004        $114,003 (4)        - 0 -           $4,800 (5)
Officer

Zima Hartz, Executive Vice President    2004        $114,003 (4)        - 0 -           $4,800 (5)
And Secretary
--------------------------------------------------------------------------------------------------------
Jonathan Doctor, President and
Chief Executive Officer                 2003        $30,500             - 0 -           $9,739 (3)
--------------------------------------------------------------------------------------------------------
Adam Anthony, Chief Executive
Officer                                 2003         - 0 -              - 0 -             - 0 -
--------------------------------------------------------------------------------------------------------
Adam Anthony, Chief Executive
Officer                                 2002        $72,000(2)          - 0 -          $19,600 (1)
--------------------------------------------------------------------------------------------------------

(1) On February 6, 2002, 600,000 shares of Common Stock were issued for services to the Board of Directors for the period from January 3, 2001, to June 30, 2002, at $.02 per share for a total value of $12,000; on March 16, 2002, 288,462 shares of Common Stock were issued in lieu of automobile allowance at $.02 per share for a total value of $6,000; on July 8, 2002, 200,000 shares of Common Stock were issued for services to the Board of Directors for the period from July 1, 2002, to December 31, 2002, at a price of $.008 for a total value of $1,600.

(2) On October 1, 2002, 130,638 shares of Series B Preferred Stock were issued in lieu of cash for deferred salary and housing allowance for the period from January 3, 2001, to October 1, 2002, at $.75 per share for a total value of $100,979.

(3) On July 31, 2003, 8,619 shares were issued for services as a member of the Board of Directors.

(4) Included $20,000 in salaries accrued but not paid. All three executive officers agreed to defer a portion of their salaries to assist Company in meeting other financial obligations.

(5) Includes 10,000 shares of common stock issued for services as members of the Board of Directors and $3,600 for automobile allowance.

                                        -------------------------------------------------------
                                                         Long Term Compensation
                                        -------------------------------------------------------
                                                         Awards                   Payouts
------------------------------------------------------------------------------------------------------------
                                          Restricted     Securities Underlying    LTIP
                                             Stock             Options/          Payouts      All Other
Name and Principal Position      Year     Award(s)($)           SARs(#)            ($)     Compensation ($)
------------------------------------------------------------------------------------------------------------
Jonathan Doctor, President
And Chief Executive Officer      2004        - 0 -            1,000,000            - 0 -        - 0 -

Michael Manahan, Chief           2004        - 0 -            1,000,000            - 0 -        - 0 -
Financial Officer

Zima Hartz, Executive Vice       2004        - 0 -            1,000,000            - 0 -        - 0 -
President and Secretary

------------------------------------------------------------------------------------------------------------
Jonathan Doctor, President       2003        - 0 -               - 0 - (1)         - 0 -        - 0 -
and Chief Executive Officer
------------------------------------------------------------------------------------------------------------
Adam Anthony, Chief Executive
Officer                          2003        - 0 -               - 0 -             - 0 -        - 0 -
------------------------------------------------------------------------------------------------------------
Adam Anthony, Chief Executive
Officer                          2002        - 0 -               - 0 -             - 0 -        - 0 -
------------------------------------------------------------------------------------------------------------

                                                          ---------------------------------------------
                                                             Option/SAR Grants in Last Fiscal Year
                                                                      (Individual Grants)
          ---------------------------------------------------------------------------------------------
                                           Number of
                                           Securities          Percent of Total
         Name                              Underlying      Options/SARs Granted to   Exercise of Base
         Expiration Date                 Options/SARs(1)   Employees In Fiscal Year    Price ($/Sh)
         ----------------------------------------------------------------------------------------------
         Jonathan Doctor, President            500,000               100%                  $0.12
         December 31, 2009
         and Chief Executive Officer         1,500,000                33%                  $0.30

         Michael Manahan, Chief                500,000               100%                  $0.12
         Financial Officer                   1,500,000                33%                  $0.30

         Zima Hartz, Executive Vice            500,000               100%                  $0.12
         President and Secretary             1,500,000                33%                  $0.30
         ----------------------------------------------------------------------------------------------

(1) The Form 10-KSB for the period ended December 31, 2003 reported a grant of 125,000 options to Jonathan Doctor. However, these options were never issued, and in agreement with Mr. Doctor, other options were included in Mr. Doctor's revised employment agreement dated October 4, 2004. See "-Employment Agreements and Key Man Insurance".



                             DESCRIPTION OF PROPERTY


Our principal executive office is located in Culver City, California, which has a term that expires in September 2007, and an option in our favor to extend the term for an additional two year period until September 2009. The Company conducts its operations from 10 other offices locations in Oklahoma, California, Virginia, West Virginia, Washington, New Jersey, Kentucky, Idaho and Texas. We believe that all of our facilities are leased at market rates pursuant to arms-length transactions with expiration dates that vary through October, 2007, and, in some cases, contain option(s) to extend the term(s) thereof. Although our office facilities vary in terms of age and condition, management believes that our facilities have generally been well maintained, are covered by adequate insurance and are adequate for our current operations.


                                LEGAL PROCEEDINGS

From time to time, we become involved in various lawsuits, claims and proceedings related to the conduct of our business. While we cannot predict the outcome of any lawsuit, claim or proceeding, our management does not believe that the disposition of any pending matters is likely to have a material adverse effect on our financial condition or liquidity. The resolution in any reporting period of one or more of these matters, however, could have a material adverse effect on the results of operations for that period.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth as of May 9, 2005, certain information regarding the beneficial ownership of our common stock by:


(1) Each person who is known us to be the beneficial owner of more than 5% of the common stock,

(2)   Each of our director and executive officers and

(3)   All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.


Name and Address of                     Shares Beneficially   Percentage of Shares
Beneficial Owner                            Owned    (1)           Outstanding
---------------------------------------------------------------------------------------
Jonathan Doctor (2)                          9,401,838 (3)            5.6%
---------------------------------------------------------------------------------------
Zima Hartz (2)                               9,395,182 (4)            5.6%
---------------------------------------------------------------------------------------
Monica Dedovich (2)                              9,638,412            5.7%
---------------------------------------------------------------------------------------
Michael Manahan (2)                          6,307,729 (5)            3.7%
---------------------------------------------------------------------------------------
Joseph Simone (2)                                   99,328              *
---------------------------------------------------------------------------------------
Charles Smith (2)                                  500,000              *
---------------------------------------------------------------------------------------
Total ownership by our officers and             35,342,489            21.0%
directors as a group
---------------------------------------------------------------------------------------
Barron Partners LP
730 Fifth Avenue, 9th Floor                 36,566,666 (6)           21.8%
New York, NY  10019
---------------------------------------------------------------------------------------
Renn Capital Group, Inc.
8080 N. Central Expressway
Suite 210, LB-59                            33,333,334 (7)           19.9%
Dallas, TX  75206
---------------------------------------------------------------------------------------
PI (Cayman) Limited
Corporate Park III, 580 Howard Ave.             10,125,000            6.0%
Somerset, N.J. 08873
---------------------------------------------------------------------------------------

--------------
*     Less than one percent (1%).

(1) The number of shares and percentage of class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of stock options or warrants to purchases our shares of common stock. The inclusion herein of such shares, however, does not constitute an admission that the named person is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power with respect to all shares of common stock listed as owned by such person or entity.

(2) The address of the reporting person is c/o PracticeXpert, Inc., 10833 Washington Blvd., Culver City, California 90232.

(3) Includes 1,000,000 shares subject to options that are exercisable within 60 days of the date hereof by Jonathan Doctor.

(4) Includes 1,000,000 shares subject to options that are exercisable within 60 days of the date hereof by Zima Hartz.

(5) Includes 1,000,000 shares subject to options that are exercisable within 60 days of the date hereof by Michael Manahan.

(6) Includes 18,333,334 shares subject to options that are exercisable within 60 days of the date hereof by Barron Partners LP. The general partner of Barron Partners LP is Barron Capital Advisors LLC, a Delaware limited liability company. Andrew Barron Worden is the managing member of such general partner.

(7) Includes 16,666,667 shares subject to options that are exercisable within 60 days of the date hereof by RENN Capital Group, Inc. RENN Capital Group, Inc. is the investment adviser to Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC, and has shared voting and dispository power with respect to the shares. RENN Capital Group, Inc. is registered as an investment adviser under the Investment Adviser Act of 1940.


MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS


Our common stock is listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "PXPT". On May 9, 2005, the last trade price as reported by the Over-the- Counter
Bulletin Board was $0.09. As of March 22, 2005, we believe there were approximately 4,686 holders of record of our common stock.


                            DESCRIPTION OF SECURITIES

Stock Split

On January 10, 2003, we executed a 50 to 1 reverse stock split for all shareholders of record as of January 9, 2003. On July 21, 2003, we executed a 20 to 1 reverse stock split for all shareholders of record. All shares and per share data have been retroactively restated to reflect these stock splits.

Common Stock


Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, $0.001 par value per share. Of this amount, 129,938,872 are currently issued and outstanding. The following description is a summary of our capital stock and contains the material terms of the capital stock. Additional information can be found in our Articles of Incorporation and By-laws.


Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our shareholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

Preferred Stock

On October 17, 2001, we filed a Certificate of Designation to change the issuance of preferred stock. We are authorized to issue 50,000,000 shares of preferred stock, of which 8,000,000 will have a par value of $1.00 (3,000,000 shares of Series 6% A convertible Series, 2,000,000 shares of Series 8% B convertible Series and 3,000,000 shares of Series 6% D convertible Series) and 42,000,000 will have a par value of $0.001. 2,000,000 shares of Series C, E and Series F Preferred Stock, each, were designated with a value of $0.001. Remaining shares in the category have not been designated through this date.

The Series A Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, equal to the par value of the Series A Convertible Preferred Stock being converted plus accrued and unpaid dividends, divided by closing market price of the common stock, subject to a maximum of 6,000,000 shares of common stock. The Series A Convertible Preferred Stock is redeemable by us at any time at the rate of $1.00 plus accrued and unpaid dividends. Upon receipt of notice of redemption, the holders of Series A Convertible Preferred Stock will have 30 days to convert Series A Convertible Preferred Stock into common stock. The holders of Series D Convertible Preferred Stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series A Convertible Preferred Stock are entitled to receive dividends at the rate of 6% per annum payable yearly in shares of our common stock. The Series A Convertible Preferred Stock shall have the full voting rights.

The Series B Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, on the basis of 10 shares of common stock for each one share of Series B Convertible Preferred Stock being converted plus accrued and unpaid dividends. The Series B Convertible Preferred Stock is redeemable by us at any time at the rate of $1.00 plus accrued and unpaid dividends. The holders of Series B Convertible Preferred Stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series B Convertible Preferred Stock are entitled to receive dividends at the rate of 8% per annum payable yearly in shares of our common stock. The Series B Convertible Preferred Stock shall have the full voting rights and shall vote 10 votes per share of Series B Convertible Preferred Stock held.

The Series C Convertible Preferred Stock is entitled to receive 6% per annum dividend, in preference to any other class. Series C Convertible Preferred Stock, at the option of the holder thereof, is convertible into 15 shares of common stock. The holders of Series C Convertible Preferred Stock shall be paid out of our assets prior and in preference to any payment or distribution out of assets to the holders of the common stock or any other class or series of our capital stock but subordinate to any dividend preference of our Series A, D, E and F Preferred shares in amount per share equal to $1.00 plus all declared but unpaid dividends on such shares to the date fixed for distribution. The holders of Series C Convertible Preferred Stock shall have the voting rights such holder's shares of Series C Convertible Preferred Stock are converted into shares of common stock at which time the holder shall have the voting rights of the holders of common stock shares.

The Series D Convertible Preferred Stock is entitled to receive 6% per annum dividend, in preference to any other class. Series D Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, equal to the par value of the Class D Convertible Preferred Stock being converted plus accrued and unpaid dividends, divided by 95% of the market price of the common stock. The Series D Convertible Preferred Stock is redeemable by us at any time at the rate of $1.00 plus accrued and unpaid dividends. The holders of Series D Convertible Preferred Stock shall be entitled to receive the redemption before the holders of any other series of preferred stock and common stock. Upon receipt of notice of redemption, the holders of Series D Convertible Preferred Stock will have 30 days to convert Series D Convertible Preferred Stock into common stock. The Series D Convertible Preferred Stock shall have the full voting rights and shall be entitled to vote 25 votes per each share.

The Series E Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, equal to two shares of common stock for each one share of Series E Convertible Preferred Stock being converted, plus accrued and unpaid dividends. The Series E Convertible Preferred Stock is redeemable by us at any time at the rate of $1.25 plus accrued and unpaid dividends. The holders of Series E Convertible Preferred Stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series E Convertible Preferred Stock are entitled to receive dividends at the rate of 8% per annum payable yearly in shares of our common stock. The Series E Convertible Preferred Stock shall have the full voting rights and shall be entitled to vote two votes for each one share of Series E Convertible Preferred Stock held.

The Series F Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, equal to 10 shares of common stock for each one share of Series F Convertible Preferred Stock being converted, plus accrued and unpaid dividends. The Series F Convertible Preferred Stock is redeemable by us at any time at the rate of $1.25 plus accrued and unpaid dividends. The holders of Series F Convertible Preferred Stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series F Convertible Preferred Stock are entitled to receive dividends at the rate of 8% per annum if paid in cash and 12% per annum if paid in common stock. The Series F Convertible Preferred Stock shall have the full voting rights and shall be entitled to 10 votes per share.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

                           DESCRIPTION OF THE WARRANTS

Common Stock Warrants


We have issued common stock warrants exercisable into 48,333,347 shares of common stock at $0.30 per share. The common stock warrants have a five (5) year term and at no time may a holder exercise its warrant if it would cause such holder's ownership to exceed 4.99% of our common stock outstanding at the time of exercise. Notwithstanding anything to the contrary set forth in the preceding sentence, the foregoing ownership limitations are not applicable to the warrants issued beneficially owned by Renn Capital Group, Inc. and Barron Partners LP.


Beginning 180 days following the effective date of this prospectus, if the closing bid price of our common stock exceeds $0.65 for a period of 10 consecutive trading days, upon notice to the warrant holders, up to half of the Warrants may be redeemed by us at $0.10 per warrant

Placement Agent Warrants

We have issued and outstanding placement agent warrants exercisable into 1,998,574 shares of common stock at $0.12 per share and 1,998,574 shares of common stock at $0.30 per share, or an aggregate amount of 3,997,148 warrants. The warrants are exercisable after the date of issuance and shall expire five
(5) years after the date of issuance, unless extended by us. The warrants include a cashless exercise provision and are non-redeemable. The warrants are transferable at the placement agent's discretion.

Transfer Agent


The transfer agent for the common stock is 1st Global Stock Transfer,  LLC, 7341
W. Charleston Blvd., Suite 130 Las Vegas, Nevada 89117, and its telephone number is (702) 656-4919.


  DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as well as our by-laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Nevada, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of PracticeXpert, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

      ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

Authorized and Unissued Stock

The authorized but un-issued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.

                                     EXPERTS


Our consolidated financial statements incorporated herein have been so incorporated in reliance upon the report of Kabani & Company, Inc., independent certified public accountants, given upon their authority as experts in auditing and accounting (which contains an explanatory paragraph regarding our ability to continue as a going concern).


                                  LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Law Offices of Michael H. Hoffman, P.A., Boca Raton, Florida.


                              AVAILABLE INFORMATION


We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to PracticeXpert, Inc., and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at PracticeXpert, Inc., 10833 Washington Boulevard, Culver City, California 90232, Attention: Michael Manahan, Chief Financial Officer. We will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
PracticeXpert, Inc.

We have audited the accompanying consolidated balance sheet of PracticeXpert, Inc. as of December 31, 2004, and the related consolidated statements of operations, consolidated shareholders' deficit, and consolidated cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these consolidated statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PracticeXpert, Inc. as of December 31, 2004, and the results of their operations and cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended December 31, 2004, the Company incurred net losses of $4,199,398 and has accumulated deficit of $11,897,450 as of December 31, 2004. In addition, the Company had negative cash flow from operating activities amounting $316,146 during the year ended December 31, 2004. These factors, among others, as discussed in Note 15 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KABANI & COMPANY, INC.


CERTIFIED PUBLIC ACCOUNTANTS
Huntington Beach, California

April 3, 2005

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004


                                     ASSETS

CURRENT ASSETS:
     Cash & cash equivalents                                             $    381,403
     Prepaid expense                                                           22,045
     Accounts receivable, net                                                 794,245
     Accounts receivable-management service, net                              872,537
     Other current assets                                                      89,232
                                                                         ------------
             Total current assets                                           2,159,462

PROPERTY AND EQUIPMENT, NET                                                   374,898

OTHER ASSETS
     Deposits                                                                  19,856

INTANGIBLES:
     Client list, net                                                       5,252,784
                                                                         ------------
                                                                         $  7,806,999
                                                                         ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable & accrued expenses                                 $  2,625,170
     Notes payable - related parties                                          194,116
     Notes payable                                                            323,153
     Advances                                                                 422,781
     Other current liability, including related party debt of $182,984        326,133
     Dividends payable                                                         15,306
                                                                         ------------
             Total current liabilities                                      3,906,659

Note Payable, related party - long term                                       140,740
Note Payable - long term                                                      320,000

COMMITMENTS

STOCKHOLDERS' EQUITY
     Preferred stock - unclassified, authorized shares 36,000,000, no par value none issued
     Preferred stock convertible - Series C, 6%, $.001 par value
        2,000,000 shares authorized; 41,170 issued and outstanding                 41
     Common stock, $.001 par value, 200,000,000 shares authorized;
        117,464,982 issued and outstanding                                    117,465
     Treasury Stock, 49,000 shares of common stock                           (285,000)
     Additional paid in capital                                            15,411,422
     Shares to be issued                                                       93,122
     Accumulated deficit                                                  (11,897,450)
                                                                         ------------
             Total stockholders' equity                                     3,439,600

                                                                         ------------
                                                                         $  7,806,999
                                                                         ============

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                               PRACTICEXPERT, INC.
                     (Formerly, Thaon Communications, Inc.)
                      CONSOLIDATED STATEMENTS OF OPERATION
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                      2004             2003
                                                                  ------------    ------------
NET REVENUES:
    Medical billings and related services                         $  7,343,846    $  3,379,258
    Management services                                              3,752,666              --
                                                                  ------------    ------------
          TOTAL NET REVENUE                                         11,096,512       3,379,258

OPERATING EXPENSES:
    Legal settlement                                                   250,750          30,630
    Impairment of goodwill/client lists                                411,963         175,678
    Impairment of intangible asset                                     416,827          25,727
    Medical billings and related services                           10,312,077       5,580,721
    Management services                                              3,649,348              --
                                                                  ------------    ------------
          TOTAL OPERATING EXPENSES                                  15,040,965       5,812,756
                                                                  ------------    ------------
LOSS FROM OPERATIONS                                                (3,944,453)     (2,433,498)

NON-OPERATING INCOME (EXPENSE):
    Gain  on settlement of debts                                        70,988              --
    Gain (loss) on disposal of asset                                    (4,705)         32,361
    Interest income                                                        382           2,842
    Interest expense                                                  (249,419)        (87,739)
                                                                  ------------    ------------
          Total non-operating income (expense)                        (182,755)        (52,536)
                                                                  ------------    ------------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
  AND DISCONTINUED OPERATIONS                                       (4,127,208)     (2,486,034)

INCOME TAXES                                                             5,600           2,400
                                                                  ------------    ------------

LOSS FROM CONTINUING OPERATIONS                                     (4,132,808)     (2,488,434)

DISCONTINUED OPERATIONS
  Gain (loss) on disposal of subsidiary, net                           (66,590)      3,433,069
                                                                  ------------    ------------

NET INCOME (LOSS)                                                   (4,199,398)        944,635

Dividend requirement for preferred stock                               (63,740)       (321,221)
                                                                  ------------    ------------

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS               $ (4,263,138)   $    623,414
                                                                  ============    ============
BASIC  WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK OUTSTANDING*                                       80,670,149       9,545,365
                                                                  ============    ============

BASIC NET LOSS PER SHARE FROM CONTINUING OPERATION                $      (0.05)   $      (0.26)
                                                                  ============    ============

BASIC NET INCOME (LOSS) PER SHARE FROM DISCONTINUED OPERATION     $      (0.00)   $       0.36
                                                                  ============    ============

BASIC NET LOSS PER SHARE FOR DIVIDENDS FOR PREFERRED STOCK        $      (0.00)   $      (0.03)
                                                                  ============    ============

BASIC  NET INCOME ( LOSS) PER SHARE                               $      (0.05)   $       0.07
                                                                  ============    ============
DILUTED WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK OUTSTANDING*                                       80,670,149      45,009,233
                                                                  ============    ============

DILUTED NET LOSS PER SHARE FROM CONTINUING OPERATION              $      (0.05)   $      (0.06)
                                                                  ============    ============

DILUTED NET INCOME (LOSS) PER SHARE FROM DISCONTINUED OPERATION   $      (0.00)   $       0.08
                                                                  ============    ============

DILUTED NET LOSS PER SHARE FOR DIVIDENDS FOR PREFERRED STOCK      $      (0.00)   $      (0.01)
                                                                  ============    ============

DILUTED  NET INCOME (LOSS) PER SHARE                              $      (0.05)   $       0.01
                                                                  ============    ============

Weighted average number of shares used to compute basic and diluted loss per share for 2004 are the same since the effect of dilutive securities is anti-dilutive.

  The accompanying notes are an integral part of these unaudited consolidated statements.

                          PRACTICEXPERT SERVICES CORP.
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                  PREFERRED STOCK              COMMON STOCK
                                                            -------------------------   -------------------------     ADDITIONAL
                                                            NUMBER OF                    NUMBER OF                     PAID IN
                                                              SHARES         AMOUNT        SHARES        AMOUNT        CAPITAL
                                                           -----------    -----------   -----------   -----------    -----------
BALANCE AT DECEMBER 31, 2002                              $7,011,433     $4,884,826     $8,619,794    $    8,619     $      --
Issuance of shares for cash                                       --             --        555,161           555       248,518
Issuance of shares for directors' fee                             --             --        107,238           107       144,639
Issuance of shares for interest                                   --             --          8,625             9        13,434
Issuance of shares for services                               25,000             25      1,211,944         1,212     1,495,006
Issuance of shares for Bonus                                      --             --         27,499            27        30,607
Issuance of shares for goodwill                                   --             --            500             1           421
Issuance of shares for legal settlement                           --             --        104,216           104        82,852
Issuance of shares for collateral on note                         --             --        200,000           200          (200)
Issuance of shares for dividend payment                           --             --         25,405            25        17,872
Issuance of shares for subscription                               --             --        125,000           125        34,875
Issuance of shares committed from prior year                      --             --          5,000             5         4,995
Issuance of preferred stock committed from prior year        200,000        200,000             --            --            --
Issuance of shares for conversion of preferred stock      (2,234,914)    (2,234,914)     4,103,526         4,104     2,230,810
Cancellation of preferred stock                             (900,000)      (900,000)            --            --       900,000

Issuance of shares for debt settlement                            --             --         92,195            93       123,735
Issuance of shares for acquisition of subsidiaries                --             --        201,815           202       160,708
Shares to be issued for cash received                             --             --             --            --            --
Net loss for the year ended December 31, 2003                     --             --             --            --            --
                                                         -----------    -----------    -----------   -----------   -----------
BALANCE AT DECEMBER 31, 2003                               4,101,519      1,949,937     15,387,918        15,388     5,488,272
Issuance of shares for cash                                       --             --     59,328,662        59,329     6,101,600
Issuance of shares for directors' fee                             --             --        100,000           100        35,900
Issuance of shares for interest                                   --             --         68,093            68        18,139
Issuance of shares for services                                   --             --      2,111,123         2,111       467,771
Issuance of shares for salary                                     --             --         70,000            70        33,480
Issuance of shares for dividend payment                           --             --      1,386,083         1,386       690,341
Issuance of shares for conversion of preferred stock      (4,060,349)    (1,949,896)    36,615,740        36,616     1,913,280
Issuance of shares for debt settlement                            --             --         50,000            50        24,450
Issuance of shares for acquisition of subsidiaries                --             --      2,197,185         2,197       621,166
Issuance of shares for Preferred F shares to be issued            --             --        138,859           139         9,861
Warrants issued                                                   --             --             --            --         7,173
Additional shares issued to correct the transaction               --             --         11,319            11           (11)
Shares to be issued for cash received                             --             --             --            --            --
Net loss for the year ended December 31, 2004                     --             --             --            --            --
                                                         -----------    -----------    -----------   -----------   -----------
BALANCE AT DECEMBER 31, 2004                             $    41,170    $        41   $117,464,982   $   117,465   $15,411,422
                                                         ===========    ===========    ===========   ===========   ===========

                                                                                                                         TOTAL
                                                                                                                      STOCKHOLDERS'
                                                            SHARES TO    SUBSCRIPTION     TREASURY      ACCUMULATED     EQUITY
                                                            BE ISSUED     RECEIVABLE        STOCK         DEFICIT      (DEFICIT)
                                                           -----------    -----------    -----------    -----------   ----------
BALANCE AT DECEMBER 31, 2002                               $ 215,000      $      --      $(285,000)   $(8,257,726)   $(3,434,281)
Issuance of shares for cash                                       --             --             --             --        249,073
Issuance of shares for directors' fee                             --             --             --             --        144,746
Issuance of shares for interest                                   --             --             --             --         13,443
Issuance of shares for services                                   --             --             --             --      1,496,243
Issuance of shares for Bonus                                      --             --             --             --         30,634
Issuance of shares for goodwill                                   --             --             --             --            422
Issuance of shares for legal settlement                           --             --             --             --         82,956
Issuance of shares for collateral on note                         --             --             --             --             --
Issuance of shares for dividend payment                           --             --             --             --         17,897
Issuance of shares for subscription                               --        (35,000)            --             --             --
Issuance of shares committed from prior year                  (5,000)            --             --             --             --
Issuance of preferred stock committed from prior year       (200,000)            --             --             --             --
Issuance of shares for conversion of preferred stock              --             --             --             --             --
Cancellation of preferred stock                                   --             --             --             --             --
                                                         -----------    -----------    -----------    -----------    -----------
Issuance of shares for debt settlement                            --             --             --             --        123,828
Issuance of shares for acquisition of subsidiaries                --             --             --             --        160,910
Shares to be issued for cash received                         23,804             --             --             --         23,804
Net loss for the year ended December 31, 2003                     --             --             --        623,414        623,414
                                                         -----------    -----------    -----------    -----------    -----------
BALANCE AT DECEMBER 31, 2003                                  33,804        (35,000)      (285,000)    (7,634,312)      (466,911)
Issuance of shares for cash                                  (23,804)        35,000             --             --      6,172,125
Issuance of shares for directors' fee                             --             --             --             --         36,000
Issuance of shares for interest                                   --             --             --             --         18,207
Issuance of shares for services                                   --             --             --             --        469,882
Issuance of shares for salary                                     --             --             --             --         33,550
Issuance of shares for dividend payment                           --             --             --             --        691,727
Issuance of shares for conversion of preferred stock              --             --             --             --             --
Issuance of shares for debt settlement                            --             --             --             --         24,500
Issuance of shares for acquisition of subsidiaries                --             --             --             --        623,363
Issuance of shares for Preferred F shares to be issued       (10,000)            --             --             --             --
Warrants issued                                                   --             --             --             --          7,173
Additional shares issued to correct the transaction               --             --             --             --             --
Shares to be issued for cash received                         93,122             --             --             --         93,122
Net loss for the year ended December 31, 2004                     --             --             --     (4,263,138)    (4,263,138)
                                                         -----------    -----------    -----------    -----------    -----------
BALANCE AT DECEMBER 31, 2004                             $    93,122    $        --    $  (285,000)  $(11,897,450)   $ 3,439,600
                                                         ===========    ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                 2004          2003
                                                              ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                       $(4,263,138)   $  623,414
     Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
         Depreciation and amortization                         1,775,524       359,263
         Loss (gain) on disposal of asset                          4,705       (32,361)
         Impairment of goodwill/client lists                     411,963       175,678
         Impairment of Intangible assets                         416,827        25,727
         Gain on settlement of debts                             (70,988)           --
         Loss on legal settlement                                     --        30,630
         Loss (gain) on disposal of subsidiaries                  66,590    (3,433,069)
         Shares issued for services and compensation             539,432     1,641,411
         Shares issued for interest                               18,207        31,340
         Shares issued for legal settlement                           --        82,956
         Shares issued for bonus                                      --        30,634
         Warrants issued                                           7,173            --
         (Increase) decrease in current assets
               Accounts receivable                              (232,581)       49,691
               Accounts receivable-management services          (872,537)           --
               Prepaid expenses                                   82,809      (104,854)
               Inventory                                              --        14,500
               Other current assets                              (88,614)       53,760
         Increase (decrease) in current liabilities:                  --        14,500
               Accounts payable and accrued expense            1,777,096       (87,457)
               Other current liabilities                         145,858       (28,144)
               Dividends payable                                 (21,851)      238,770
         Increase in other assets-deposit                        (12,621)           --
                                                              ----------    ----------
     Total Adjustments                                         3,946,992      (951,525)
                                                              ----------    ----------
                 Net cash used in operating activities          (316,146)     (328,111)
                                                              ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES
         Increase in restricted cash                                  --       175,000
         Cash received in disposal of subsidiaries                    --        58,301
         Cash paid in acquisition of subsidiaries             (4,250,000)     (160,000)
         Development of software                                (154,964)     (292,351)
         Proceed from disposal of fixed asset                      1,500            --
         Purchase of property & equipment                       (202,677)      (94,454)
                                                              ----------    ----------
                 Net cash used in investing activities        (4,606,141)     (313,504)
                                                              ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Payments on loans from related parties                  (81,684)     (121,239)
         Payments of notes payable                            (1,400,890)           --
         Proceed of notes payable                                450,000       527,022
         Cash received from shares to be issued                   93,122        23,804
         Cash received from issuance of shares                 6,172,125       249,073
                                                              ----------    ----------
                 Net cash provided by financing activities     5,232,673       678,660
                                                              ----------    ----------

NET INCREASE IN CASH & CASH EQUIVALENTS                          310,386        37,045

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                        71,017        33,972
                                                              ----------    ----------

CASH & CASH EQUIVALENTS, ENDING BALANCE                       $  381,403    $   71,017
                                                              ==========    ==========


The accompanying notes are an integral part of these unaudited consolidated financial statements.

                               PRACTICEXPERT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Practice Xpert Services Corp. ("Practice Xpert") was incorporated on August 11, 2001 in the State of California, under the name Care Delivery Services Corporation. On October 22, 2001, the Company filed an amendment to its articles of incorporation to change the Company's name to PracticeXpert Services Corp.

Practice Xpert Services Corp., a healthcare technology and services company, is in the business of developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. Its services revolve around PracticeXpert's flagship Revenue Management System, PXpert(TM), and include medical billing and accounts receivable management, practice management, transcription, and consulting. Where applicable, Practice Xpert bundles its technology applications with its billing and other practice management services to provide a complete and integrated solution to its physician customers.

On April 11, 2003, Practice Xpert Services Corp. a California corporation, entered into a stock purchase agreement with Thaon Communications, Inc. (`Thaon") Pursuant to the Purchase Agreement, which closed on April 11, 2003, Thaon purchased 92% of Practice Xpert's outstanding common stock in exchange for newly issued shares of Thaon's common stock and shares of Thaon's Preferred Series C stock to former owner of Practice Xpert (the "Selling Shareholders"). As a group, the Selling Shareholders received 7,670,5965 (post split) shares of common stock and 1,845,000 shares of Preferred Series C stock, constituting 72.75% of Thaon's voting securities. As a condition of the Purchase Agreement, on April 11, 2003, the officers of Thaon resigned and the board of directors appointed officers of Practice Xpert as the combined company's (the "Company") officers.

On September 30, 2003, the Company purchased the remaining 8% of Practice Xpert's outstanding common stock by issuing 472,860 shares of the Company's common stock and 111,736 shares of Preferred Series C stock.

According to the terms of the share exchange agreement, control of the combined companies (the "Company") passed to the former shareholders of Practice Xpert. This type of share exchange has been treated as a capital transaction accompanied by recapitalization of Practice Xpert in substance, rather than a business combination, and is deemed a "reverse acquisition" for accounting purposes since the former owners of Practice Xpert controlled a majority of the total common shares outstanding immediately following the acquisition. No pro forma financial statements are being presented as Thaon had no significant asset prior to the acquisition.

On July 21, 2003, the Company changed its name to PracticeXpert, Inc.

Thaon Communications, Inc. (`Thaon") was originally incorporated under the name Engineering Services, Inc. (a Nevada Corporation), on July 13, 1984. Thaon changed its name to Deep Earth, Inc. in November of 1998. On November 29, 1999, Thaon changed its name to CastPro.com, Inc

Practice Xpert owns 100% of the issued and outstanding shares of Healthcare Administrative Management Corporation (HAMC), a California corporation and K.R. Johnson and Associates (KRJA), an Idaho corporation. On July 31, 2003, PracticeXpert entered into a purchase agreement to acquire 100% of Healthcare Billing Solutions, Inc., a Montana corporation.

On November 10, 2003, Practice Xpert completed the 100% acquisition of National Healthcare Management Services, Inc. ("NHMS"), West Virginia Corporation.

On March 1, 2004, PracticeXpert of Texas (PX-TX), which was formed on November 7, 2003, a 100% owned subsidiary of the Company, completed its 100% acquisition of Singer MedScript's assets, a Houston Texas sole proprietorship company, which was formed in 1976.

On April 28, 2004, the Company completed its acquisition of Cancer Care Network, Inc., an Oklahoma corporation, located in Oklahoma City, Oklahoma. Cancer Care Network, Inc. specializes in radiation and medical oncology billing and management.

The management of the Company decided to dispose Healthcare Billing Solutions, Inc. effective September 1, 2004. The loss from HBS for eight-month period ended August 31, 2004 was included in loss from discontinued operation along with a loss on disposal in the financial statements.

Healthcare   Administrative   Management   Corporation   (HAMC),   a  California
corporation was formed on July 29, 1997.

K.R. Johnson and Associates (KRJA), an Idaho corporation was formed on December 22, 1995.

Healthcare Billing Solutions, Inc. (HBS), Montana corporation was formed on March 8, 2001.

National Healthcare Management Services, Inc. (NHMS), West Virginia corporation was formed on June 23, 1999.

HAMC, KTJA, HBS and NHMS all provide medical billing and accounts receivable management, practice management, transcription and consulting services to medical practitioners.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying financial statements include the accounts of PracticeXpert, Inc., formerly Thaon Communications, Inc. (legal acquirer, the "Parent"), and its 100% owned subsidiary, Practice Xpert and Practice Xpert's subsidiaries, Healthcare Administrative Management Corporation, K.R. Johnson and Associates, Healthcare Billing Solutions, Inc., National Healthcare Management Services, Inc. and PracticeXpert of Taxes and Cancer Care Network, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ADVERTISING

The Company expenses advertising costs as incurred.


STOCK-BASED COMPENSATION

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123.

ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire services based on the fair value of the services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE

As part of intangible assets, the Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount by which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs were amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

The Company had capitalized cost of computer software once a working model is developed through the year 2004. At December 31, 2004, the Company wrote off the balance of the capitalized software costs amounting $416,827 since the management determined that this software would no longer generate the projected revenue as a result of the subsequent acquisition of a company with a different software platform. (note 6)

PROPERTY & EQUIPMENT

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of five to seven years.

LONG-LIVED ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company has written off $25,727 as impairment of its long-lived assets as of December 31, 2003.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

SEGMENT REPORTING

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Following is a summary of segment information by geographic unit for the year ended December 31, 2004:

                                     CA             ID           TX              OK            WV
                                -----------    -----------   -----------    -----------    ---------
Sales                           $ 1,159,293    $ 2,356,046   $   637,454    $ 6,563,868    $ 378,117
Operating income (loss)          (2,662,326)       310,135      (146,878)       723,532     (127,837)
Total Assets                        729,263        356,101       102,620      1,523,772       56,125
Capital Expenditure                      --         18,524         3,000         54,558        2,225
Depreciation and amortization       122,612         53,798            --          1,647       26,088

Following is a summary of segment information by geographic unit for the year ended December 31, 2003:

                                   CA            ID           MO          WV
                              -----------   -----------   ---------   ---------
Sales                         $ 1,058,334   $ 2,204,299   $  50,149   $  66,141
Operating income (loss)        (1,249,511)      268,187     (61,620)    (33,130)
Total Assets                      641,876       375,713       5,063      77,507
Capital Expenditure                    --        62,315          --       8,953
Depreciation and amortization      73,222        64,156         797       3,398


BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

STOCK-BASED COMPENSATION

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations0. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

During the year 2004, the Company granted a total of 6,000,000 stock options to officers to purchase 1,500,000 shares at $0.12 and 4,500,000 shares at $0.30 per share. The stock options were issued in accordance with the Company's 2003 and 2004 Equity Incentive plan. The 2003 plan options' vesting is immediate and expires ten years from grant date. The 2004 plan options' vesting is 1/3 immediately, 1/3 after 12 months and 1/3 after 24 months and shall expire ten years from grant date. In compliance with FAS No. 148, the Company has elected to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the year ended December 31, 2004 and 2003, as follows:

                                                     Year ended December 31,
                                                      2004            2003
                                                  -----------    ------------

     Net loss - as reported                       $(4,199,398)   $    944,635
     Stock-Based employee compensation
       expense included in reported net
       income, net of tax                                  --              --

     Total stock-based employee
       compensation expense determined
       under fair-value-based method for all
       rewards, net of tax                           (287,820)             --
                                                  -----------    ------------
     Pro forma net income (loss)                  $(4,487,218)   $    944,635
                                                  ===========    ============
     (Loss) per share:

     Basic, as reported                           $     (0.05)   $       0.07
     Diluted, as reported                         $     (0.05)   $       0.01
     Basic, pro forma                             $     (0.06)   $       0.07
     Diluted, pro forma                           $     (0.06)   $       0.01


Following is a summary of the stock option activity:


                Outstanding at December 31, 2002              --
                Granted                                       --
                Forfeited                                     --
                Exercised                                     --
                                                      ----------
                Outstanding at December 31, 2003              --

                Granted                                6,000,000
                Forfeited                                     --
                Exercised                                     --
                                                      ----------
                Outstanding at December 31, 2004       6,000,000
                                                      ==========

Following is a summary of the status of options outstanding at December 31, 2004:

                                  Outstanding Options       Exercisable Options
                                  -------------------       -------------------
                                 Weighted
                                  Average      Weighted               Weighted
                                Remaining       Average               Average
                               Contractual     Exercise               Exercise
Exercise Price       Number        Life          Price      Number     Price
---------------      ------        ----        --------     ------    --------
$ 0.12 - $ 0.30    6,000,000      10 yrs        $ 0.26        --       $  --

For  options   granted   during  the  year  ended   December   31,   2004,   the
weighted-average fair value of such options was $0.065 for 2003 plan and $0.042 for 2004 plan.

Stock-based compensations recognized during the years ended December 31, 2004 and 2003 were $-0-.

The Black-Scholes option pricing model used the following assumptions:

                                                              2004
                                                            --------
  Risk-free interest rate                                     3.60%
  Expected life of the options                              10 years
  Expected volatility                                           70%
  Expected dividend yield                                        0

RECENT PRONOUNCEMENTS

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

NOTE 3 -  PREPAID EXPENSES

This amount represents the prepaid insurance cost of $7,474, prepaid travel expenses of $9,205 and other prepaid expenses of $5,366.

NOTE 4 - ACCOUNTS RECEIVABLE

Account Receivable;
The Company has a net accounts receivable balance of $794,245 as of December 31, 2004. In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The Company considers majority accounts receivable are collectible. The Company reserved $56,470 as allowance of bad debts.

Account Receivable-management services;
The Company has a net accounts receivable balance of $872,537 as of December 31, 2004. The Company reserved $183,500 as allowance for bad debts.


NOTE 5 -   PROPERTY AND EQUIPMENT

Property and equipment comprised of following on December 31, 2004:

                  Furniture & Fixtures                $   570,606
                  Office Equipment                        135,366
                  Computer Equipment                      346,619
                  Leasehold Improvement                     9,941
                                                      -----------
                                                        1,062,532
                  Less Accumulated Depreciation          (687,634)
                                                      -----------
                                                      $   374,898
                                                      ===========

NOTE 6 - INTANGIBLE ASSETS

Software:
During the years ended December 31, 2004 and 2003, the Company capitalized internal and external costs of $137,980 and $292,351, respectively, incurred to develop internal-use computer software during the application and development stage. Capitalized software has been amortized over a period of 5 years using the straight-line method. Amortization began when the software was available for its intended use. The amortization amounts for the year ended December 31, 2003 and 2002 were $66,898 and $18,417, respectively. The Company evaluates capitalized software cost for recoverability and writes down such costs if the unamortized cost is lower than its net realizable value. At December 31, 2004, the Company wrote off the balance of the capitalized software costs amounting $416,827 as a result of the subsequent acquisition of a company with a different software platform.

Client lists:

The Company has client lists acquired through purchase of subsidiaries valued at $5,252,784 and $2,074,066 as of December 31, 2004 and 2003, respectively. These client lists are amortized over one to nine years. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. At December 31, 2004 and 2003, the Company recorded impairment loss of $288,600 and $175,678, respectively since the Company determined that the undiscounted cash flows estimated to be generated by the client lists are less than the carrying amount. The amortization expenses for the period ended December 31, 2004 and 2003 were $1,530,680 and $217,674, respectively.

The estimated aggregated amortization expenses for each of five succeeding years are as follows:

                           2005     $ 2,161,000
                           2006       1,168,000
                           2007         671,000
                           2008         671,000
                           2009         375,000

Goodwill:

The Company issued additional 1,370,685 shares to the previous owners of a subsidiary for backfill per purchase agreement. This amount valued at $123,363 was recorded as goodwill and the full amount was impaired as the management determined that there was no value at December 31, 2004.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

                    Accounts payable                $ 1,515,453
                    Accrued expenses                    475,628
                    Accrued payroll                     590,716
                    Payroll tax payable                  43,372
                                                    -----------
                                                    $ 2,625,170
                                                    ===========

NOTE 8 - NOTES PAYABLE, RELATED PARTIES

Notes payable to related parties consist of the following:

    Notes payable--shareholder  bearing interest at 8%, due July
      1, 2005,  collateralized  by 267,926 shares of the Company's
      common stock                                                     $103,050
    Notes  payable--Shareholder  bearing  interest at 8%, due on
      Dec. 31, 2005                                                      91,066
    Notes  payable--shareholder  bearing  interest at 8%, due on
      October 30, 2007, unsecured                                        74,362
    Notes  payable--shareholder  bearing  interest at 8%, due on
      Feb. 17, 2007, unsecured                                           66,378
                                                                      ---------
    Total                                                               334,856
    Less: non-current portion                                           140,740
                                                                      ---------
    Current portion                                                   $ 194,116
                                                                      =========


The future maturity of the notes payable is as follows:

                                2006                 $ 91,514
                                2007                   49,226
                                                    ---------
                               Total                 $140,740
                                                    =========

NOTE 9 -NOTES PAYABLE

      Note payable--interest rate 18%,  Oct 12, 2004                 $  25,000
      Note payable--interest rate 6.5%, due on Feb. 25, 2005           183,910
      Notes payable--interest rate 10%, due in May 2005                 80,000
      Note payable--interest rate 0.625%, due on December 31, 2007     320,000
      Notes payable                                                     34,243
                                                                     ---------
      Total                                                            643,153
      Less: non-current portion                                        320,000
                                                                     ---------
      Current portion                                                $ 323,153
                                                                     =========


The long term note of $320,000 is due on December 31, 2007.

NOTE 10 -ADVANCES

The advances amounting $422,781 are due on demand, unsecured and interest free.

NOTE 11 -OTHE CURRNT LIABILITIES

Other current liabilities consist of the following:

              Advances from shareholders          $182,984
              Credit lines payable                 143,149
                                                  --------
                                                  $326,133
                                                  ========

The advances from shareholders are due on demand, unsecured and interest free.

NOTE  12   -STOCKHOLDERS' EQUITY

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services. The stocks were valued at the average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance.

REGULATION S

On January 9, 2004, the Company and its management (shareholder) entered into a Regulation S Stock Purchase Agreement with California Securities S.A. (CA Securities) a Panamanian business company. The Company agreed to sell to CA Securities in an "offshore transaction" as defined in Regulation S, which transaction had been negotiated outside the U.S. and consummated and closed outside the U.S., and the Purchaser agreed to purchase up to 8,000,000 Units. A unit meant two shares of common stock of the Company. One share was a new share issued by the Company as part of this Reg. S Stock Purchase Agreement and the other share was sold by the Shareholder from their own stock. For each unit , the purchase price comprised of (1) $.001 per share for the share sold by the shareholders and (2) Per "purchase price" for the shares issued by the Company. "Purchase Price" for the Company Share was the Share Price multiplied by 30%. "Share Price" was the closing bid price (on the OTCBB) multiplied by 90%. Proceeds paid to the Seller were allocated $.001 for each share to Shareholder and the balance to the Company. The Purchaser agreed to use its best efforts to purchase up to 8 million Units between the date hereof and May 30, 2004 ("Best Efforts Period"). For the year ended December 31, 2004, the Company issued 5,226,906 shares of common stock under Regulation S Offering amounting $795,161.

On April 28, 2004, the Company completed the sale of $5.8 million of its common stock and warrants to certain purchasers. The Company sold 48,333,347 restricted shares of its common stock at a purchase price of $0.12 per shares. The purchasers received five-year warrants to purchase 48,333,347 shares of common stock at an exercise price of $0.30 per share. Pursuant to the Registration Rights Agreement the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the restricted shares of its common stock and common stock issuable upon any exercise of the warrants. As a result, during the year ended December 31, 2004, the Company issued 52,171,169 shares of common stock and warrants of 48,333,347 for cash amounting to $5,183,027, net of commissions amounting $616,973. $20,000 of cash was received in the prior period.

During the year ended December 31, 2004, the Company issued 1,035,911 shares of common stock for cash receipt of $237,418.

As of December 31, 2004, the Company has received $93,122 for shares to be issued.

During the year ended December 31, 2004, the Company issued common stock in exchange of various services to following parties:

The Company issued 2,111,123 shares of common stock for various services amounting $469,882. The Company issued 70,000 shares of common stock for salary amounting $33,550. The Company issued 68,093 shares for interest amounting $18,207. The Company issued 100,000 shares for directors' fees amounting $36,000. The Company issued 820,376 shares for the finder's fees valued at $418,440.

During the year ended December 31, 2004, the Company issued 50,000 shares of common stock valued at $24,500 to settle note payable amount of $10,000. The difference amount of $14,500 was record as a loss on settlement of debt.

The subscription receivable which was outstanding as of December 31, 2003 for an amount of $35,000 and was received in the year ended December 31, 2004.

During the year ended December 31, 2004, the Company issued the following common stock to convert the Preferred stock at the conversion rate specified on Preferred stock certificate;

      o 1,650,000 shares of Series A convertible Preferred stock plus dividend of $131,750 were converted to 3,094,928 shares of common stock.

      o 197,783 shares of Series B convertible Preferred stock plus dividend of $22,709 were converted to 2,015,153 shares of common stock.

      o 1,942,566 shares of Series C convertible Preferred stock plus dividend of $153,110 were converted to 29,392,826 shares of common stock.

      o 100,000 shares of Series D convertible Preferred stock plus dividend of $18,000 were converted to 204,968 shares of common stock. The Company issued additional 1,719,646 shares of common stock for re-pricing adjustment of Preferred D stock.

      o 120,000 shares of Series E convertible Preferred stock plus dividend of $21,100 were converted to 275,050 shares of common stock.

      o 50,000 shares of Series F convertible Preferred stock plus dividend of $13,000 were converted to 521,595 shares of common stock. In addition, 138,859 shares of common stock were issued for 13,333 shares of un-issued shares of Series F convertible Preferred stock.

In addition, the Company issued 591,152 shares for dividends on Series D convertible Preferred stock amounting $310,000. The Company issued 187,598 shares valued at $22,512 for payment of $108,000 dividends on convertible Preferred stock. The difference amount of $85,488 was record as a gain on settlement of debt.

During the year ended December 31, 2004, 826,500 shares were issued for acquisition of CCN valued at $500,000.

During the year ended December 31, 2004, 1,370,685 additional shares were issued per purchase agreement for NHMS acquisition. This issuance valued at $123,362 was recorded as goodwill and included in impairment loss as of December 31, 2004.

PREFERRED STOCK

During the year ended December 31, 2004, all of outstanding shares of Series A, B, D, E and F convertible Preferred stock plus dividends were converted to common stock.

During the year ended December 31, 2004, 1,942,566 shares of Series C convertible Preferred stock out of a total of 1,983,736 outstanding shares, plus dividends amounting $153,110, were converted to common stock which resulted in remaining balance of 41,170 outstanding shares.

The Series C convertible Preferred stock is entitled to receive 6% per annum dividend, in preference to any other class. Class C convertible Preferred stock, at the option of the holder thereof, is convertible into 15 share of common stock, The holders of Series C convertible stock shall be paid out of the assets of the Company prior and in preference to any payment or distribution out of assets to the holders of the common stock or any other class of series of capital stock of the Company but subordinate to any dividend preference of Series A, D, E and F Preferred shares of the Company in amount per share equal to $1.00 plus all declared but unpaid dividends on such shares to the date fixed for distribution. The holders of Series C convertible Preferred stock shall have the voting rights such holder's shares of Series C Preferred are converted into shares of common stock at which time the holder shall have the voting rights of the holders of common stock shares.

STOCK PURCHASE WARRANTS

During the year ended December 31, 2004, the Company issued 461,860 warrants to purchase 461,860 shares of common stock for services to raise the Company capital valued at $48,860. The exercise price of the warrants was $0.26. The Company recorded these warrants as the finder's fees against the equity based on the fair market value of warrants. The warrants include a 90-days redemption provision such that if the stock trades for a period of 30 days at price above $1.00, the Company can redeem the warrants for $.001 per warrant, unless exercised. The holder is subject to immediate vesting.

During the year ended December 31, 2004, the Company issued 48,333,347 warrants in conjunction with the sale of 48,333,347 restricted shares of its common stock at a purchase price of $0.12 per shares for $5.8 million to certain purchasers. Effective 180 days from the registration of the warrant shares, the Issuer at its option may call 50% of the warrants at $.65 per warrant if the stock price trades at $.65 for the period of 10 consecutive days. The holder is subject to immediate vesting.

During the year ended December 31, 2004, the Company issued 500,000 warrants as a loan incentive. The exercise price of the warrants was $0.30. The holder is subject to immediate vesting. The Company recorded these warrants as interest valued at $7,173 based on the fair market value of warrants.

The following table summarizes information about the warrants outstanding at December 31, 2004:

                                                         Weighted-     Weighted-
                                          Weighted-      Average       Average
                                           Average       Exercise      Exercise
Range of                                  Remaining      Price of      Price of
Exercise       Warrants      Warrants    Contractual     Warrants      Warrants
Price        Outstanding   Exercisable       Life      Outstanding   Exercisable
--------------------------------------------------------------------------------
$ 0.26-0.30   49,295,207    49,295,207   4.29 years      $  0.30       $  0.30
================================================================================


NOTE   13   - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax and $229,231 for interest during the year ended December 31, 2004.

The Company paid $0 for income tax and $67,418 for interest during the year ended December 31, 2003.

The cash flow statements do not include following non-cash investing and financing activities:

The Company issued 2,111,123 shares of common stock for various services amounting $469,882. The Company issued 70,000 shares of common stock for salary amounting $33,550. The Company issued 68,093 shares for interest amounting $18,207. The Company issued 100,000 shares for directors' fees amounting $36,000. The Company issued 820,376 shares for the finder's fees valued at $418,440.

During the year ended December 31, 2004, the Company issued 50,000 shares of common stock valued at $24,500 to settle note payable amount of $10,000.

The Company issued 591,152 shares for dividends on Series D convertible Preferred stock amounting $310,000. The Company issued 187,598 shares valued at $22,512 for payment of $108,000 dividends on convertible Preferred stock.

During the year ended December 31, 2004, 826,500 shares were issued for acquisition of CCN valued at $500,000.

During the year ended December 31, 2004, 1,370,685 additional shares were issued per purchase agreement for NHMS acquisition. This issuance valued at $123,362 was recorded as goodwill and included in impairment loss as of December 31, 2004.

NOTE   14   - BASIC AND DILUTED NET LOSS PER SHARE

Basic and diluted net loss per share for the years ended December 31, 2004 and 2003 were determined by dividing net loss for the periods by the weighted average number of both basic and diluted shares of common stock and all the convertible preferred stock are regarded as common stock equivalents and are considered in diluted net loss per share calculations.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the year ended December 31, 2003:

                                               Net Inc.(loss)    Shares      Per Share
                                               --------------  -----------   ---------
Basic earnings per shares:
Loss from continuing operations                  (2,488,434)
Gain on disposal of subsidiary, net               3,433,069
Dividend requirement for preferred stock           (321,221)
                                                 ----------
  Net income available to common stockholders       623,414      9,928,866      $0.06
                                                 ==========    ===========   ========
Effect of dilutive securities:
     Convertible preferred stock                                35,080,367
                                                 ----------    -----------   --------
Diluted earnings per share:                         623,414     45,009,233      $0.01
                                                 ==========    ===========   ========

Weighted average number of shares used to compute basic and diluted loss per share is the same for the year ended December 31, 2004 since the effect of dilutive securities is anti-dilutive.

NOTE   15 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of

$11,897,450 as of December 31, 2004. The current net loss amounted to $4,199,398 on December 31, 2004. The continuing losses have adversely affected the liquidity of the Company. The Company faces continuing significant business risks including, but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the year ended December 31, 2004, towards (i) obtaining additional equity financing (ii) controlling of salaries and general and administrative expenses, and (iii) management of accounts payable.

In that regard, on March 1, 2004, the Company purchased all the assets from Singer Medscript and on April 28, 2004, the Company completed an acquisition of Cancer Care Network, Inc. (note 19)

NOTE 16 - LEGAL SETTLEMENTS

On August 10, 2004, a consultant of the Company filed a complaint in the action contains two counts, alleging breach of contract and unjust enrichment for unspecified damages purportedly caused by the alleged non-payment of a finder's fee due in connection with arranging the Company's $5.8 million private placement transaction which closed on April 28, 2004, and the acquisition of Cancer Care Network, Inc. The complaint also seeks recovery of the plaintiffs' attorney's fees and costs, and interest on the alleged amounts claimed by plaintiffs in the action. This legal action was settled in December 2004 for $175,000, all of which is payable in 2005. This settlement amount of $175,000 was accrued in the financial statements.

The landlord of the building where the corporate office was located filed a Complaint against the Company for unpaid rental payments and overvalued stock security paid for prepaid rent. This case was dismissed on July 10, 2003. The accrued rent amounting to $52,326 has been reversed and recorded as gain on legal settlement in the financial statements for the year ended December 31, 2003.

Two of the shareholders of the Company filed an action against the Company and certain individuals connected therewith. The complaint sought relief for breach of contract, specific performance, breach of fiduciary duty, intentional interference with stock transfer rights, negligent interference with stock transfer rights and injunction. Subsequently, one of the shareholders released the claim. On August 19, 2002, this case was settled with free trading stock of the Company owned by the former officer of the Company. The Company issued 104,216 shares of the common stock valued at $82,956 during the year ended December 31, 2003 and recorded as a loss on legal settlement in the year ended December 31, 2003.

NOTE 17 - DISCONTINUED OPERATIONS

The management of the Company decided to dispose Healthcare Billing Solutions, Inc. effective September 1, 2004. The Company returned the subsidiary to the former owners of the subsidiary with no consideration. The loss from operations of HBS for eight-month period ended August 31, 2004 totaling $54,327 was included in loss from discontinued operation along with a loss on disposal amounting $12,263 in the financial statements in the year ended December 31, 2004.

On November 6, 2002, CastPro.com, LLC ("LLC"), a subsidiary of the Company filed a Chapter 7 bankruptcy and on December 31, 2002, PTMS, subsidiary of the Company filed a Chapter 7 bankruptcy. On September 23, 2003, the Company finalized an arrangement under which it transferred legal ownership of three of its inactive subsidiaries to an independent consulting firm for final disposition. Under the agreement, the consulting firm took the ownership of PTS TV, INC., CASTPRO.COM, LLC, and Prime Time Distribution, Inc., all inactive subsidiaries of the Company. The disposition resulted in net gain of $3,433,069 to the company in the year ended December 31, 2003.

NOTE 18 - RECLASSIFICATION

For comparative purposes, prior period's consolidated financial statements have been reclassified to conform with report classifications of the current period.

NOTE 19- ACQUISITION

On March 1, 2004, the Company consummated its asset acquisition agreement with Singer MedScript, a medical transcription company located in Houston, Texas. The agreement was consummated by the Company's wholly-owned subsidiary, PracticeXpert of Texas, Inc., which agreed to acquire substantially all of the assets and assume certain liabilities and obligations of Singer MedScript for a purchase price of $300,000 from the sole proprietor of Singer MedScript. The purchase price consisted of a cash payment of $150,000 at the closing and the issuance of a promissory note for $150,000 which bears interest of eight percent (8%) per annum and payable in 36 monthly installments of principal and interest commencing on April 1, 2004.

A summary of the assets acquired and consideration for is as follows:

                                                     Allocated
            Assets Acquired                            Amount
            ---------------                          --------
            Client lists acquired                    $300,000
                                                     ========

Management allocated the purchase price to the basis of the assets acquired based on management's appraisals at the date of acquisition

            Consideration paid                        Amount
            ------------------                       --------
            Cash                                     $150,000
            Promissory note                           150,000
                                                     --------
                                                     $300,000
                                                     ========

On April 28, 2004, the Company consummated its asset acquisition agreement with Cancer Care Network, Inc., an Oklahoma corporation, located in Oklahoma City, Oklahoma. Cancer Care Network, Inc. specializes in radiation and medical oncology billing and management. The acquisition was consummated by the Company, Practice Xpert Services Corp., and PracticeXpert of Oklahoma, Inc., wholly-owned subsidiaries of the Company, which agreed to acquire substantially all of the assets and assume certain liabilities and obligations of Cancer Care Network, Inc. for a purchase price of $5,500,000. The purchase price consisted of a cash payment of $4,100,000 and the issuance of $500,000 in shares of common stock at the closing and the issuance of a promissory note for $900,000 which bears interest of six and one-half percent (6.5%) per annum and payable in 12 monthly installments of principal and interest commencing on April 25, 2004. As a result of this acquisition, the Company expects that CCN will give the Company a platform and base of operations for the Oklahoma medical billing services.

A summary of CCN assets acquired, liabilities assumed and consideration for is as follows:

                                                     Allocated
                                                       Amount
                                                    -----------
             Current assets                         $   232,727
                   Client lists                       5,107,334
                   Property & equipment                 233,667
             Accrued liabilities                        (73,728)
                                                    -----------
                                                    $ 5,500,000
                                                    ===========

            Consideration paid                         Amount
            ------------------                      -----------
            Cash                                    $ 4,100,000
            Promissory note                             900,000
             Common Stock                               500,000
                                                    -----------
                                                    $ 5,500,000
                                                    ===========

NOTE   20 -   COMMITMENTS

Leases;
The Company has office lease agreements for 7 and 8 years commenced on October 1, 1999 and various subsequent dates. Future commitments under operating leases are as follows for the twelve month ending December 31:

                             2005                         502,437
                             2006                         417,439
                             2007                         185,142
                             2008                          98,449
                             2009                          92,312
                                                       ----------
                       Total minimum lease payment     $1,295,779
                                                       ==========

The rent expenses were $318,165 and $266,147 for the year ended December 31, 2004 and 2003, respectively.

Related party transactions;
The Company entered into employment and compensation agreements with three officers effective December 1, 2003. The base salaries increase in proportion to the annual revenues of the Company as follows;

           Revenue Run Rate              Annual Salary Rate
           ----------------              ------------------
            $ 3.8 million                    $ 52,000
              5.0 million                      62,737
             10.0 million                     114,105
             15.0 million                     154,105
             20.0 million                     182,737
             25.0 million                     200,000

The total compensation of $402,317 was recorded in the year ended December 31, 2004 based on the agreements.

NOTE   21 -   INCOME TAXES

No provision was made for Federal income tax since the Company has significant net operating loss. Through December 31, 2004, the Company incurred net operating losses for tax purposes of $4,550,668, approximately. The net operating loss carry forwards may be used to reduce taxable income through the year 2024. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

Temporary differences which give raise to deferred tax assets and liabilities at December 31, 2004 comprised mainly of net operating loss carryforward. The gross deferred tax asset balance as of December 31, 2004 was approximately $1,673,000. A 100% valuation allowance has been recorded for the deferred tax assets due to the uncertainty of its realization.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

                                                   December 31,    December 31,
                                                       2004           2003
                                                   ------------    ------------
Tax expense (credit) at statutory rate-federal         (34)%           34%
State tax expense net of federal tax                    (6)             6
Permanent differences                                    1              1
Changes in valuation allowance                          39            (41)
                                                    ---------        -------
Tax expense at actual rate                              --             --
                                                    =========        =======

NOTE 22 - SUBSEQUENT EVENT

Acquisition:

On January 10, 2005, PracticeXpert, Inc. completed its acquisition of Transcriptions Plus, inc. a transcription company located in Palm Springs, California. The purchase price consisted of a cash payment of $300,000 at the closing and the issuance of a promissory note for $100,000 which bears interest of seven percent (7%) per annum and payable in 3 years. The note wills be payable in equal quarterly installments with the first payment due 90 days from the closing date.

As a result of this acquisition,  the Company expects that Transcriptions  Plus,
Inc.   will  add   additional   transcription   revenues  and  it  will  provide
opportunities to sell medical billing services.


A summary of the Transcriptions Plus, Inc. assets acquired, liabilities assumed and consideration for is as follows:

                                                    Allocated
                                                      Amount
                                                    ---------
            Current assets                          $   6,820
            Fixed assets                               11,029
            Current liabilities                      (107,822)
            Client lists                              489,973
                                                    ---------
                                                    $ 400,000
                                                    =========

            Consideration paid                        Amount
            ------------------                      ---------
            Cash                                    $ 300,000
            7% Note payable - payable in 2008         100,000
                                                    ---------
                                                    $ 400,000
                                                    =========

On January 3, 2005, the Company completed its acquisition of Physicians Informatics, Inc., a Virginia corporation, t/a PracticeOne ("PracticeOne"). PracticeOne maintains offices in Calabasas, California, Somerset, New Jersey, and Richland, Washington. PracticeOne provides HIPAA compliant integrated software and service solutions that address core practice management, clinical management and claims management for physicians. The acquisition was consummated by the Company and Practice Xpert Services Corp., a wholly-owned subsidiary of the Company, which entered into the Agreement of Purchase and Sale of Stock (the "Purchase Agreement") dated as of December 20, 2004, with PracticeOne and PI (Cayman) Limited, to acquire the capital stock of PracticeOne, for a purchase price of 12,500,000 shares of common stock, par value $.001 per share (the "Common Stock"), which has been allocated among the shareholders of PracticeOne in accordance with their respective ownership interests.

As a result of this acquisition, the Company expects that PracticeOne will enhance the Company's ability to better serve the medical community with combined technology with service.


A  summary  of  the  PracticeOne  assets  acquired,   liabilities   assumed  and
consideration for is as follows:

                                                       Allocated
                                                        Amount
                                                     -----------
                Current assets                       $   323,633
                Fixed assets                             213,529
                Other assets                              58,544
                Current liabilities                   (3,206,784)
                LT liabilities                        (6,629,397)
                Client lists                           6,665,475
                Software                               4,200,000
                                                     $ 1,625,000
                                                     ===========

                Consideration paid                      Amount
                ------------------                   -----------
                Common stock - 12,500,000 shares       1,625,000
                                                     -----------
                                                       1,625,000
                                                     ===========

Unaudited Pro-forma revenue, net income and income per share assuming the transactions had been completed at the beginning of the periods reported, on pro-forma financial results would be as follows:

                                                    For the year ended
                                            ------------------------------------
                                            December 31, 2004  December 31, 2003
                                            -----------------  -----------------
                                               (Unaudited)         (Unaudited)

        Revenue                               $ 15,718,130       $ 10,571,683
        Net Income (loss) for the period      $ 10,496,224)      $ (5,449,610)
        Net Income (loss) per share-Basic     $      (0.13)      $      (0.57)
        Net Income (loss) per share-Diluted   $      (0.13)      $      (0.12)


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 8A. CONTROLS AND PROCEDURES

The Company's disclosure controls and procedures are designed to ensure that information required to be disclosed in reports that it files or submits, under the Securities Exchange Act of 1934, was recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission. The Company's management, with the participation of its President and Chief Executive Officer and Chief Financial Officer, have evaluated the effectiveness, as of December 31, 2004, of the Company's "disclosure controls and procedures," as that term is defined in Rule 13a-15(e) under the Securities and Exchange Act of 1934, as amended ("the Exchange Act"). Based upon that evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that the disclosure controls and procedures as of December 31, 2003, were effective to provide a reasonable assurance that information required to be disclosed by the Company in the reports filed or submitted by it under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and to provide reasonable assurance that information required to be disclosed by the

Company in such reports is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

There was no change in the Company's "internal control over financial reporting" (as such term is defined in Rule 13a-15(f) under the Exchange Act) that occurred during the quarter ended December 31, 2003, that has materially affected, or is reasonably likely to materially effect, the Company's internal control over financial reporting.

The methods and processes utilized to evaluate and certify the Company's financial and other information in this filing include, but are not limited to, the following:

1. Ongoing, periodic evaluation by our external auditors (the senior auditor reports directly and separately to the Chair of the Audit Committee and the Chief Executive Officer);

2. A process which requires the key business general managers and their respective controllers to confirm their respective business units' quarterly financial statements and specific internal control procedures prior to final certification by our Chief Executive Officer and Chief Financial Officer; and

3. The audit and review activities of our independent auditors.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Bylaws limit, to the maximum extent permitted by Nevada law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The Bylaws provide further that the Company shall indemnify to the fullest extent permitted by Nevada law any person made a party to an action or proceeding by reason of the fact that such person was director, officer, employee or agent of the Company. The Bylaws also provide that directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Company to the maximum extent permitted by Nevada law.

Reference is made to the following documents filed as Exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Document                                                      Exhibit Number
--------                                                      --------------
Registrant's Articles of Incorporation......................       3.1
Registrant's Bylaws.........................................       3.2

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses payable in connection with the sale of the Common Stock being registered hereby. All amounts are estimates, except the registration fee.

Item                                                                      Amount
----                                                                      ------
SEC registration fee ......................................              $ 3,927
Blue Sky fees and expenses ................................                2,000
Printing and engraving expenses ...........................                2,500
Legal fees and expenses ...................................               22,000
Auditors' fees and expenses ...............................                2,500
Transfer Agent and Registrar fees .........................                1,000
Miscellaneous expenses ....................................                1,000
                                                                         -------
  Total ...................................................              $34,927
                                                                         =======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

During the year ended December 31, 2003, 234,914 shares of Series B convertible Preferred stock were converted to 2,349,140 shares of common stock.

During the year ended December 31, 2003, 2,000,000 shares of Series D convertible Preferred stock were converted into 1,754,386 shares of common stock.


During the year ended December 31, 2003, the registrant issued 555,161 shares of common stock for cash amounting $249,073.

During the year ended December 31, 2003, the registrant issued common stock in exchange of various services as follows:

During the year ended December 31, 2003, the registrant issued 299,286 shares of common stock as promotional and marketing fees amounting to $199,948. The registrant issued 912,658 shares of common stock for legal and consulting services amounting to $1,069,420. The registrant issued 8,625 shares of common stock for interest amounting to $13,443 and 25,405 shares for dividend payment amounting to $17,897. The registrant issued 27,499 shares of common stock for employee bonuses amounting to $30,624. The registrant issued 500 shares of our common stock for charitable contributions amounting to $422. The registrant issued 104,216 shares of common stock for a legal settlement amounting $82,956. The registrant issued 92,195 shares of common stock valued at $123,828 for the payment of accounts payables. The registrant issued 107,238 shares of common stock for directors' and advisory board member fees amounting $144,746. The registrant issued 200,000 shares of common stock as collateral on a note.

During the year ended December 31, 2003, the registrant issued 125,000 shares of common stock for subscription receivable of $35,000.

During the year ended December 31, 2003, the registrant issued 10,000 shares of common stock valued at $10,910 to purchase Healthcare Billing Solutions, Inc.

During the year ended December 31, 2003, the registrant issued 8,143,456 shares of common stock to purchase Practice Xpert Services Corporation, valued at $14,129,238.

During the year ended December 31, 2003, the registrant issued 191,815 shares of common stock to purchase National Health Care Management Services, Inc., valued at $150,000.

On January 9, 2004, the registrant and its management entered into an agreement with California Securities S.A, to sell up to 8,000,000 units consisting of two
(2) shares of common stock of the registrant to California Securities in a transaction exempt from the registration requirements under the Securities Act pursuant to Regulation S promulgated thereunder. For the year ended December 31, 2004, the registrant issued 5,226,906 shares of common stock for a purchase price in the aggregate amount of $795,161.

On April 28, 2004, the registrant completed the sale of 48,333,347 shares of its common stock at a purchase price of $0.12 per share. The purchasers received five-year warrants to purchase 48,333,347 shares of common stock at an exercise price of $0.30 per share. As a result, during the year ended December 31, 2004, the Company issued 52,171,169 shares of common stock and warrants of 48,333,347 for cash amounting to $5,183,027, net of commissions amounting $616,973. $20,000 of cash was received in the prior period. Such shares of common stock and common stock underlying the warrants have been registered pursuant to the registrant's Form SB-2 Registrant Statement declared effective on August 13. 2004.

During the year ended December 31, 2004, the registrant issued 1,035,911 shares of its common stock for cash to various accredited investors for $237,418.

During the year ended December 31, 2004, the registrant issued common stock in exchange of various services to following parties:

The registrant issued 2,111,123 shares of common stock for various services amounting $469,882. The registrant issued 70,000 shares of common stock for salary amounting $33,550. The registrant issued 68,093 shares for interest amounting $18,207. The registrant issued 100,000 shares for directors' fees amounting $36,000. The registrant issued 820,376 shares for the finder's fees valued at $418,440.

During the year ended December 31, 2004, the registrant issued 50,000 shares of common stock valued at $24,500 to settle note payable amount of $10,000. The difference amount of $14,500 was record as a loss on settlement of debt.

During the year ended December 31, 2004, the registrant issued shares of its common stock to convert shares its outstanding preferred stock at the conversion rate specified on such shares of preferred stock as follows:

o 1,650,000 shares of Series A Convertible Preferred Stock plus dividend of $131,750 were converted to 3,094,928 shares of common stock.

o 197,783 shares of Series B Convertible Preferred Stock plus dividend of $22,709 were converted to 2,015,153 shares of common stock.

o 1,942,566 shares of Series C Convertible Preferred Stock plus dividend of $153,110 were converted to 29,392,826 shares of common stock.

o 100,000 shares of Series D Convertible Preferred Stock plus dividend of $18,000 were converted to 204,968 shares of common stock. The registrant issued an additional 1,719,646 shares of common stock for a repricing adjustment for such shares.

o 120,000 shares of Series E Convertible Preferred Stock plus dividend of $21,100 were converted to 275,050 shares of common stock.

o 50,000 shares of Series F convertible Preferred Stock plus dividend of $13,000 were converted to 521,595 shares of common stock. In addition, 138,859 shares of common stock were issued for 13,333 shares of un-issued shares of Series F Convertible Preferred Stock.

The registrant issued 591,152 shares of common stock for dividends on Series D Convertible Preferred Stock amounting $310,000. The registrant issued 187,598 shares of common stock valued at $22,512 for payment of $108,000 for dividends on Convertible Preferred Stock.

During the year ended December 31, 2004, 826,500 shares were issued for acquisition of CCN valued at $500,000.

During the year ended December 31, 2004, 1,370,685 additional shares of common stock were issued to the seller of National Healthcare Management Services, Inc. pursuant to the acquisition agreement dated October 30, 2003. This issuance valued at $123,362.

During the year ended December 31, 2004, 1,942,566 shares of Series C convertible Preferred stock out of a total of 1,983,736 outstanding shares, plus dividends amounting $153,110, were converted to shares of common stock.

During the year ended December 31, 2004, the registrant issued 461,860 warrants to purchase 461,860 shares of common stock for services to raise capital valued at $48,860. The exercise price of the warrants was $0.26. The warrants include a 90-days redemption provision such that if the stock trades for a period of 30 days at price above $1.00, the Company can redeem the warrants for $.001 per warrant, unless exercised. The warrants are subject to immediate vesting.

During the year ended December 31, 2004, the registrant issued 48,333,347 warrants being registered hereunder. The warrants are subject to immediate vesting. The registrant at its option may call up to 50% of the warrants at $.10 per warrant if the stock price trades at $.65 for the period of 10 consecutive days.

During the year ended December 31, 2004, the registrant issued 500,000 warrants as a loan incentive. The exercise price of the warrants was $0.30 per warrant. The warrants are subject to immediate vesting. The registrant recorded these warrants as interest valued at $7,173 based on the fair market value of warrants.

The foregoing transactions were exempt from Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act.

ITEM 27.  INDEX TO EXHIBITS

EXHIBIT NO.     DESCRIPTION


3.1              Articles of Incorporation, as amended (previously filed)

3.2              By-Laws, as amended (previously filed)


4.1 Instruments defining the rights of security holders (included in Exhibit 3.1)

5.1              Opinion re: legality (previously filed)


10.1 Common Stock Purchase Agreement dated as of April 28, 2004 among the registrant and the purchasers listed therein. (incorporated by reference to Exhibit 10.3 to the registrant's Current Report on Form 8-K dated May 13, 2004)

10.2 Registration Rights Agreement dated as of April 28, 2004 among the registrant and the purchasers listed therein. (incorporated by reference to Exhibit 10.2 to the registrant's Current Report on Form 8-K dated May 13, 2004)

10.3 Agreement for Purchase and Sale of Assets dated February 2, 2004, among the registrant, Practice Xpert Services Corp., PracticeXpert of Oklahoma, Inc. and Cancer Care Network, Inc., as amended. (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K dated May 13, 2004)

10.4 Agreement for Purchase and Sale of Assets dated February 23, 2004 between PracticeXpert of Texas, Inc., and Bonnie Singer Bakal (incorporated by reference to Exhibit 2.1 to the registrant's Current Report on Form 8-K dated March 15, 2004)

10.5 Form of Warrant to purchase the registrant's shares of common stock at a purchase price of $0.30 per share, issued in connection with the Common Stock Purchase Agreement, dated as of January 30, 2004. (incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K dated May 13,
                 2004)

10.6 Stock Purchase Agreement dated March 13, 2003 among the Company, Jonathan Doctor, Michael Manahan, Monica Dedovich and Zima Hartz (incorporated by reference to Exhibit 10.1 to the registrant's Annual Report on Form 10-KSB, filed on April 11,
                 2003).

10.7 Stock Purchase Agreement, dated March 13, 2003, regarding the acquisition of 92% of the outstanding stock of Practice Xpert Services Corp. (incorporated by reference to the registrant's Annual Report on Form 10-KSB, filed on April 11, 2003).

10.8             2003 Benefit Plan of the registrant  (incorporated by reference
                 to  Exhibit  4  to  the  registrant's   Form  S-8  Registration
                 Statement, filed on May 29, 2003).

10.9 Consulting Agreement between the Company and Magnum Financial Group, LLC dated July 11, 2002 (incorporated by reference to
                 Exhibit 10.2 to the registrant's Annual Report on Form 10-KSB, filed on April 11, 2003).

10.10 Compensation and Employment Agreement, as amended, between the registrant and Jonathan Doctor (incorporated by reference to Exhibit 10.1 to the registrant's Form 10-KSB, filed on April 15, 2005)

10.11 Compensation and Employment Agreement, as amended, between the registrant and Zima Hartz (incorporated by reference to Exhibit
                 10.2 to the registrant's Form 10-KSB, filed on April 15, 2005)

10.12 Compensation and Employment Agreement, as amended, between the registrant and Michael Manahan (incorporated by reference to Exhibit 10.3 to the registrant's Form 10-KSB, filed on April 15, 2005)

10.13 PracticeXpert, Inc. 2004 Equity Incentive Plan (incorporated by reference to the registrant's Schedule 14C Information, filed on September 24, 2004)

21.1             List of Subsidiaries (previously filed)

23.1             Consent of Kabani & Company, Inc. (filed herewith)

23.2             Consent of Law Offices of Michael H. Hoffman, P.A. (included in
                 Exhibit 5.1)


ITEM 28.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

         (ii)  To  reflect  in  the   prospectus  any  facts  or  events  which,
individually or together, represent a fundamental change in the registration statement;

         (iii) To include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and this offering of the securities at that time to be the initial bona fide offering.

      (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

      (6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Culver City, California on May 9, 2005.


PRACTICEXPERT, INC.


By:   /s/ Jonathan Doctor
      ---------------------------------
      Jonathan Doctor
      President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

By:   /s/ Jonathan Doctor
      ---------------------------------
     Jonathan Doctor
     President, Chief Executive Officer and Director


Date: May 9, 2005

By:  /s/ Michael Manahan
     ---------------------------------
     Michael Manahan, Chief Financial Officer and Director

Date: May 9, 2005

By:  /s/ Zima Hartz
     ---------------------------------
     Zima Hartz, Executive Vice President, Secretary and Director

Date: May 9, 2005

By:  /s/ Monica Dedovich
     ---------------------------------
     Monica Dedovich, Director

Date: May 9, 2005

By:  /s/ Joseph Simone
     ---------------------------------
     Joseph Simone, Director

Date: May 9, 2005

By:  /s/ Charles Smith
     ---------------------------------
     Charles Smith, Director

Date: May 9, 2005